As filed with the Securities and Exchange Commission on July 28, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BANCO BILBAO VIZCAYA ARGENTARIA, S.A.

(Exact Name of Registrant as Specified in Its Charter)

Kingdom of Spain	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Calle Azul, 4

28050 Madrid

Spain

+34-91-537-7000

(Address and Telephone Number of Registrant’s Principal Executive Offices)

Diego Crasny

Banco Bilbao Vizcaya Argentaria, S.A.

New York Branch

1345 Avenue of the Americas, 45th Floor

New York, New York 10105

+1-212-728-1660

(Name, Address, and Telephone Number of Agent for Service)

Please send copies of all communications to:

Michael J. Willisch Davis Polk & Wardwell LLP Paseo de la Castellana, 41 28046 Madrid, Spain +34-91-768-9610	Vivian Root Sidley Austin LLP Woolgate Exchange 25 Basinghall Street London EC2V 5HA, England +44-207-360-2045

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Ordinary Shares of Banco Bilbao Vizcaya Argentaria, S.A., par value €0.49 per share(2)
Rights to subscribe for Ordinary Shares of Banco Bilbao Vizcaya Argentaria, S.A. (including in the form of American Depositary Shares)(3)
Senior Debt Securities of Banco Bilbao Vizcaya Argentaria, S.A.
Subordinated Debt Securities of Banco Bilbao Vizcaya Argentaria, S.A.

(1)	An indeterminate aggregate initial offering price and number or amount of securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are represented by depositary shares. In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all registration fees.
(2)	A separate registration statement on Form F-6 (Registration No. 333-142862) has been filed with respect to the American Depositary Shares issuable upon deposit of the ordinary shares registered hereby. Each American Depositary Share represents one ordinary share of Banco Bilbao Vizcaya Argentaria, S.A.
(3)	No separate consideration will be received for the rights.

PROSPECTUS

Banco Bilbao Vizcaya Argentaria, S.A.

Ordinary Shares

American Depositary Shares, each representing one Ordinary Share

Rights to Subscribe for Ordinary Shares

Senior Debt Securities

Subordinated Debt Securities

Banco Bilbao Vizcaya Argentaria, S.A. (“we”) may offer from time to time ordinary shares, American Depositary Shares (each representing one ordinary share, commonly referred to as ADSs), rights to subscribe for ordinary shares (including in the form of ADSs), senior debt securities or subordinated debt securities in one or more offerings.

This prospectus describes the general terms of these securities and the general manner in which we will offer these securities. The specific terms of any securities we offer will be included in a supplement to this prospectus. The applicable prospectus supplement will also describe the specific manner in which we will offer the securities. Such supplements may also add to, update, supplement or change information contained in the prospectus. We will not use this prospectus to issue any securities unless it is attached to a prospectus supplement.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a delayed or continuous basis. We will indicate the names of any underwriters in the applicable prospectus supplement.

Our ordinary shares are listed on each of the Madrid, Barcelona, Bilbao and Valencia stock exchanges (the “Spanish Stock Exchanges”) and quoted on the Automated Quotation System of the Spanish Stock Exchanges (the “Automated Quotation System”) as well as quoted on SEAQ International in London. Our ordinary shares are also listed on the London and Mexico stock exchanges. Our ordinary shares in the form of ADSs are listed on the New York Stock Exchange. If we decide to list any of the other securities on a national securities exchange upon issuance, the applicable prospectus supplement to this prospectus will identify the exchange and the date when we expect trading to begin.

Investing in our securities involves risks. See “Risk Factors” on page 3.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Our senior debt securities and subordinated debt securities may be subject to the exercise of the Spanish Bail-in Power (as defined herein) by the Relevant Spanish Resolution Authority (as defined herein) as described herein and in the applicable prospectus supplement for such senior debt securities or subordinated debt securities, as applicable. See “Description of the Notes of BBVA—Agreement with Respect to the Exercise of the Spanish Bail-in Power”.

Our ordinary shares (including those represented by ADS) may also be subject to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority. See “Description of BBVA Ordinary Shares—Exercise of Spanish Bail-in Power and other Resolution Tools” and “Description of BBVA American Depositary Shares—Exercise of Spanish Bail-in Power and other Resolution Tools”.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency of the Kingdom of Spain, the United States or any other jurisdiction.

The date of this prospectus is July 28, 2016.

You should rely only on the information contained in or incorporated by reference in this prospectus. Neither we nor any underwriter has authorized anyone to provide you with different information. Neither we nor any underwriter is making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of that offering. The prospectus supplement may also add to, update, supplement or change information contained in this prospectus. If a prospectus supplement is inconsistent with this prospectus, the terms of the prospectus supplement will control. Therefore, the statements made in this prospectus may not be the terms that apply to the securities you purchase. You should read both this prospectus and any applicable prospectus supplement together with additional information described under the heading “Incorporation of Documents by Reference”.

In this prospectus, the following terms will have the meanings set forth below, unless otherwise indicated or the context otherwise requires:

•	“ADRs” refers to American Depositary Receipts representing ADSs.

•	“ADSs” refers to American Depositary Shares, each representing one ordinary share of BBVA.

•

“Amounts Due” with respect to a series of senior debt securities or subordinated debt securities means the principal amount of or outstanding amount (if applicable), together with any accrued but unpaid interest, additional amounts, premium (if any) and sinking fund payments (if any) due on the securities of such series. References to such amounts will include amounts that have become due and payable, but which have not been paid, prior to the exercise of the Spanish Bail-in Power (as defined below) by the Relevant Spanish Resolution Authority (as defined below).

•	“BBVA Group” refers to Banco Bilbao Vizcaya Argentaria, S.A. and its consolidated subsidiaries.

•

“Early Intervention” means, with respect to any person, that any Relevant Spanish Resolution Authority or the European Central Bank shall have announced or determined that such person has or shall become the subject of an “early intervention” (actuación temprana) as such term is defined in Law 11/2015 (as defined below).

•

“Law 11/2015” means Spanish Law 11/2015, of June 18, on the recovery and resolution of credit institutions and investment firms (Ley 11/2015, de 18 de junio, de recuperación y resolución de entidades de crédito y empresas de servicios de inversión), as amended, replaced or supplemented from time to time.

•	“notes” refers to our senior notes (as defined below) and the subordinated notes (as defined below), collectively.

•

“RD 1012/2015” means Royal Decree 1012/2015 of November 6, by virtue of which Law 11/2015 is developed and Royal Decree 2606/1996 of December 20 on credit entities’ deposit guarantee fund is amended, as amended, replaced or supplemented from time to time.

•

“Relevant Spanish Resolution Authority” means the Spanish Fund for the Orderly Restructuring of Banks (Fondo de Restructuración Ordenada Bancaria), the European Single Resolution Mechanism and, as the case may be, according to Law 11/2015, the Bank of Spain and the Spanish Securities Market Commission (CNMV), and any other entity with the authority to exercise the Spanish Bail-in Power (as defined below) from time to time.

•

“Resolution” means, with respect to any person, that any Relevant Spanish Resolution Authority shall have announced or determined that such person has or shall become the subject of a “resolution” (resolución) as such term is defined in Law 11/2015.

•	“rights” refers to the rights to subscribe for our ordinary shares (including in the form of ADSs).

•	“securities” refers to the shares, the ADSs, the rights and the notes, collectively.

•	“senior notes” refers to our senior debt securities.

•	“shares” or “ordinary shares” refers to our ordinary shares, par value €0.49 per share.

•	“Spain” refers to the Kingdom of Spain.

•

“Spanish Bail-in Power” means any write-down, conversion, transfer, modification, or suspension power existing from time to time under: (i) any law, regulation, rule or requirement applicable from time to time in Spain, relating to the transposition or development of Directive 2014/59/EU of the European Parliament and the Council of the European Union of May 15, 2014 establishing a framework for the recovery and resolution of credit institutions and investment firms, as amended, replaced or supplemented from time to time, including, but not limited to (a) Law 11/2015, (b) RD 1012/2015 and (c) Regulation (EU) No. 806/2014 of the European Parliament and of the Council of July 15, 2014 establishing uniform rules and a uniform procedure for the resolution of credit institutions and certain investment firms in the framework of the Single Resolution Mechanism and the Single Resolution Fund and amending Regulation (EU) No. 1093/2010, as amended, replaced or supplemented from time to time; or (ii) any other law, regulation, rule or requirement applicable from time to time in Spain pursuant to which (a) obligations or liabilities of banks, investment firms or other financial institutions or their affiliates can be reduced, cancelled, modified, transferred or converted into shares, other securities, or other obligations of such persons or any other person (or suspended for a temporary period or permanently) or (b) any right in a contract governing such obligations may be deemed to have been exercised.

•	“subordinated notes” refers to our subordinated debt securities.

•	“we”, “us”, “our”, “Bank” and “BBVA” refer to Banco Bilbao Vizcaya Argentaria, S.A. unless the context otherwise requires.

•	“$”, “U.S. dollars” and “dollars” refer to United States dollars.

•	“€” and “euro” refer to euro.

WHERE YOU CAN FIND MORE INFORMATION

Ongoing Reporting

We file annual reports on Form 20-F with, and furnish other reports and information on Form 6-K to, the SEC. You may read and copy any document we file with, or furnish to, the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at +1-800-SEC-0330 for more information about the SEC’s Public Reference Room. The SEC also maintains an Internet site at http://www.sec.gov that contains in electronic form the reports and other information that we have electronically filed with, or furnished to, the SEC. In addition, the securities may specify that certain documents are available for inspection at the office of the trustee, a paying agent or the ADR depositary, as the case may be.

INCORPORATION OF DOCUMENTS BY REFERENCE

The rules of the SEC allow us to “incorporate by reference” the information we file with, or furnish to, the SEC, which means:

•	incorporated documents are considered part of this prospectus;

•	we can disclose important information to you by referring you to those documents; and

•

information that we file with, or furnish to, the SEC in the future and incorporate by reference in this prospectus will automatically update and supersede information in this prospectus and information previously incorporated by reference in this prospectus.

We incorporate by reference the following documents:

•	our annual report on Form 20-F for the fiscal year ended December 31, 2015 (the “2015 Form 20-F”) filed with the SEC on April 6, 2016;

•	our report on Form 6-K as furnished to the SEC on July 28, 2016 (the “March 31, 2016 Form 6-K”); and

•

any filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as well as any report on Form 6-K furnished to the SEC to the extent the Form 6-K expressly states that it is being incorporated by reference herein, on or after the date of this prospectus and prior to the termination of the relevant offering under this prospectus.

You may request, at no cost to you, a copy of these documents (other than exhibits not specifically incorporated by reference) by writing or telephoning us at the following address or telephone number:

Banco Bilbao Vizcaya Argentaria, S.A.

New York Branch

1345 Avenue of the Americas, 45th Floor

New York, New York 10105

Attention: Investor Relations

+1-212-728-1660

FORWARD-LOOKING STATEMENTS

Some of the statements included in this prospectus are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Exchange Act, and the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We also may make forward-looking statements in our other documents filed with, or furnished to, the SEC that are incorporated by reference into this prospectus. Forward-looking statements can be identified by the use of forward-looking terminology such as “believe”, “expect”, “estimate”, “project”, “anticipate”, “should”, “intend”, “probability”, “risk”, “VaR”, “target”, “goal”, “objective”, “future” or by the use of similar expressions or variations on such expressions, or by the discussion of strategy or objectives. Forward-looking statements are based on current plans, estimates and projections, are not guarantees of future performance and are subject to inherent risks, uncertainties and other factors that could cause actual results to differ materially from the future results expressed or implied by such forward-looking statements.

In particular, this prospectus and certain documents incorporated by reference into this prospectus include forward-looking statements relating but not limited to management objectives, the implementation of our strategic initiatives, trends in results of operations, margins, costs, return on equity and risk management, including our potential exposure to various types of risk such as market risk, interest rate risk, currency risk and equity risk. For example, certain of the market risk disclosures are dependent on choices about key model characteristics, assumptions and estimates, and are subject to various limitations. By their nature, certain market risk disclosures are only estimates and could be materially different from what actually occurs in the future.

We have identified some of the risks inherent in forward-looking statements in “Item 3. Key Information—Risk Factors”, “Item 4. Information on the Company”, “Item 5. Operating and Financial Review and Prospects” and “Item 11. Quantitative and Qualitative Disclosures About Market Risk” in our 2015 Form 20-F. Other factors could also adversely affect our results or the accuracy of forward-looking statements in this prospectus, and you should not consider the factors discussed here or in the Items in our 2015 Form 20-F listed above to be a complete set of all potential risks or uncertainties. Other important factors that could cause actual results to differ materially from those in forward-looking statements include, among others:

•	weak economic growth or recession in the countries where we operate;

•	deflation, mainly in Europe, or significant inflation, such as the significant inflation recently experienced by Venezuela and Argentina;

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changes in foreign exchange rates, such as the recent local currency devaluations in Venezuela and Argentina, as they result in changes in the reported earnings of the BBVA Group’s subsidiaries outside the Eurozone, and their assets, including their risk-weighted assets, and liabilities;

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a lower interest rate environment, including a prolonged period of negative interest rates in some areas where we operate, which could lead to decreased lending margins and lower returns on assets; or a higher interest rate environment, including as a result of an increase in interest rates by the Federal Reserve, which could affect consumer debt affordability and corporate profitability;

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any further tightening of monetary policies, including to address upward inflationary pressures in Latin America, which could endanger a still tepid and fragile economic recovery and make it more difficult for customers of the BBVA Group’s mortgage and consumer loan products to service their debts;

•	adverse developments in the real estate market, especially in Spain, Mexico, the United States and Turkey, given the BBVA Group’s exposures to such markets;

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poor employment growth and structural challenges restricting employment growth, such as in Spain, where unemployment has remained relatively high, which may negatively affect household income levels of the BBVA Group’s retail customers and may adversely affect the recoverability of the BBVA Group’s retail loans, resulting in increased loan losses;

•	lower oil prices, which could particularly affect producing areas, such as Venezuela, Mexico, Texas or Colombia, to which the BBVA Group is materially exposed;

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uncertainties arising from the results of election processes and political developments in the different geographies in which we operate, such as Spain and the Spanish region of Catalonia, which may ultimately result in changes in laws, regulations and policies;

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the exit by the United Kingdom (or any other EU Member State) from the European Monetary Union (EMU), which may materially adversely affect the European and global economy, result in changes in laws or regulation, affect the pace of policy change in Europe and substantially disrupt capital, interbank, banking and other markets, among other effects;

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an eventual government default on public debt, which could affect the BBVA Group primarily in two ways: directly, through portfolio losses, and indirectly, through instabilities that a default in public debt could cause to the banking system as a whole, particularly since commercial banks’ exposure to government debt is generally high in several countries in which the BBVA Group operates;

•	changes in applicable laws and regulations, including increased capital and provision requirements and taxation, and steps taken towards achieving an EU fiscal and banking union;

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adverse developments in emerging countries, in particular countries in Latin America where we operate and Turkey, including unfavorable political and economic developments, social instability and changes in governmental policies, including expropriation, nationalization, international ownership legislation, interest rate caps and tax policies;

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uncertainties arising from the July 2016 failed military coup in Turkey which could lead to changes in laws, higher risk perception of the country and a material adverse impact on its economy, including as a result of a loss of tourism;

•	our ability to make payments on certain substantial unfunded amounts relating to commitments with personnel;

•	the outcome of governmental, legal or arbitration proceedings; and

•	weaknesses or failures in our Group’s internal processes, systems (including information technology systems) and security.

Readers are cautioned not to place undue reliance on forward-looking statements. In addition, the forward-looking statements made in this prospectus speak only as of the date of this prospectus. We do not intend to publicly update or revise these forward-looking statements to reflect events or circumstances after the date of this prospectus, including, without limitation, changes in our business or acquisition strategy or planned capital expenditures or to reflect the occurrence of unanticipated events, and we do not assume any responsibility to do so. You should, however, consult any further disclosures of a forward-looking nature we may make in our other documents filed with, or furnished to, the SEC that are incorporated by reference into this prospectus.

RISK FACTORS

You should carefully consider the risk factors contained in the applicable prospectus supplement and the documents incorporated by reference into this prospectus, including, but not limited to, those risk factors in “Item 3. Key Information—Risk Factors” in our 2015 Form 20-F when deciding whether to invest in the securities being offered pursuant to this prospectus. Investing in the securities involves risks. Any of the risks described in the applicable prospectus supplement or in any other documents incorporated by reference into this prospectus, including our 2015 Form 20-F, if they actually occur, could materially and adversely affect our business, results of operations, prospects and financial condition and the value of your investments.

Each potential investor of any security offered hereunder must determine the suitability (either alone or with the help of a financial adviser) of that investment in light of its own circumstances. In particular, each potential investor should understand thoroughly the terms of such securities and be familiar with the behavior of any relevant indices and financial markets, including the possibility that any security offered hereunder may become subject to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority.

THE BBVA GROUP

The BBVA Group is a highly diversified international financial group, with strengths in the traditional banking businesses of retail banking, asset management, private banking and wholesale banking. The BBVA Group also has investments in some of Spain’s leading companies. The BBVA Group, which operates in over 35 countries, is based in Spain and has substantial banking interests in Latin America, the United States, Europe and Turkey. The BBVA Group had consolidated assets of €740,947 million at March 31, 2016 and profit attributable to parent company of €709 million for the three months ended March 31, 2016.

BBVA’s principal executive offices are located at Calle Azul 4, 28050 Madrid, Spain, and its telephone number at that location is +34-91-537-7000 or +34-91-374-6000.

Additional information about BBVA and its subsidiaries is included in the 2015 Form 20-F and the March 31, 2016 Form 6-K, which are incorporated by reference in this document.

Recent Developments

The general shareholders’ meeting held on March 11, 2016 approved a capital increase to be charged to voluntary reserves in connection with the implementation of BBVA’s “Dividend Option”, shareholder remuneration program, which allows BBVA shareholders to elect to receive their remuneration in newly issued BBVA shares or, at their election, in cash.

On March 31, 2016, the Board of Directors approved the execution of the first of the share capital increases charged to voluntary reserves to implement the Dividend Option. As a result, the Bank’s share capital increased by €55,702,125.43 (113,677,807 shares at a €0.49 par value each). Holders of 82.13% of the rights of free allocation opted to receive new BBVA ordinary shares. Holders of the remaining 17.87% of the rights of free allocation opted to sell such rights to BBVA, and as a result, BBVA acquired 1,137,500,965 rights for a total amount of €146,737,624.49. The price at which BBVA acquired such rights of free allocation (in execution of the commitment) was of €0.129 gross per right.

In addition, BBVA’s Board of Directors, in its meeting held on June 22, 2016, approved the distribution of a cash interim dividend of a gross amount of €0.08 per share (€0.0648 per share after tax deductions) on account of the 2016 dividend. The dividend was paid on July 11, 2016.

Following the recommendation of the Audit and Compliance Committee, our Board of Directors, in its meeting of July 28, 2016, has decided to submit to the approval of the shareholders in the next general shareholders’ meeting the appointment of KPMG Auditores, S.L. as the auditor of BBVA and the BBVA Group with respect to 2017, 2018 and 2019.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES AND PREFERENCE DIVIDENDS

The following table sets forth BBVA’s consolidated ratio of earnings to fixed charges and preference dividends for the three months ended March 31, 2016 and the years ended December 31, 2015, 2014, 2013, 2012 and 2011:

	Three Months Ended March 31, 2016(1)(2)	Year Ended December 31,
		2015(2)	2014(2)	2013(2)	2012(2)	2011(2)
Ratio of earnings to fixed charges and preference dividends
Including interest on deposits	1.54	1.55	1.48	1.05	1.15	1.35
Excluding interest on deposits	3.15	2.80	2.51	1.13	1.32	1.65

(1)	Unaudited.
(2)	In accordance with International Financial Reporting Standards adopted by the EU (“EU-IFRS”) required to be applied under the Bank of Spain’s Circular 4/2004 (“Circular 4/2004”) and in compliance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS-IASB”).

USE OF PROCEEDS

The net proceeds from each issue of securities will be used for the BBVA Group’s general corporate purposes, unless otherwise stated in the applicable prospectus supplement.

CONSOLIDATED CAPITALIZATION AND INDEBTEDNESS OF THE BBVA GROUP

The following table sets forth the capitalization and indebtedness of the BBVA Group on an unaudited consolidated basis in accordance with EU-IFRS required to be applied under Circular 4/2004 and in compliance with IFRS-IASB as of March 31, 2016.

As of March 31, 2016
(millions of euros)
(unaudited)
Outstanding indebtedness(1)
Short-term indebtedness(2)	5,784
Long-term indebtedness	69,287
Of which: Preferred securities(3)	976

Total indebtedness(4)	75,071

Stockholders’ equity
Ordinary shares	3,120
Ordinary shares held by consolidated companies	(179)
Reserves	48,493
Dividends	(878)
Other comprehensive income	(4,171)
Total shareholders’ equity	46,384
Preferred shares	—
Non-controlling interest	8,132

Total capitalization and indebtedness	129,587

(1)	No third party has guaranteed any of the debt of the BBVA Group.
(2)	Includes all outstanding promissory notes and bonds, debentures and subordinated debt (including preferred securities) with a remaining maturity of up to one year as of March 31, 2016.
(3)	Under EU-IFRS required to be applied under Circular 4/2004 and in compliance with IFRS-IASB, preferred securities are accounted for as subordinated debt. Nonetheless, for Bank of Spain regulatory capital purposes, such preferred securities are treated as Tier 1 capital instruments.
(4)	Approximately 26% of the BBVA Group’s indebtedness was secured as of March 31, 2016.

The following is the principal transaction affecting the capitalization of the BBVA Group after March 31, 2016:

•

On April 14, 2016, BBVA issued non-step-up non-cumulative contingent convertible perpetual preferred Tier 1 securities with an aggregate liquidation preference of €1,000,000,000 which are convertible on a contingent basis into ordinary shares of BBVA. BBVA has applied for these securities to be qualified as Tier 1 Capital.

DESCRIPTION OF BBVA ORDINARY SHARES

The following summary describes the material considerations concerning the capital stock of BBVA and briefly describes the material provisions of BBVA’s bylaws (estatutos) and relevant Spanish law. This summary does not include all the provisions of our bylaws and is qualified in its entirety by reference to the detailed provisions thereof. A copy of BBVA’s bylaws has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part and will be furnished to investors upon request.

General

As of July 28, 2016, BBVA’s paid in share capital was €3,175,375,383.25, represented by a single class of 6,480,357,925 ordinary shares. As of March 31, 2016, BBVA’s paid in share capital was €3,119,673,257.82, represented by a single class of 6,366,680,118 ordinary shares.

Non-residents of Spain may hold and vote ordinary shares subject to the general restrictions set forth below.

Attendance and Voting at Shareholders’ Meetings

Each ordinary share entitles the shareholder to one vote. Any ordinary share may be voted by proxy. Any shareholder who is entitled to attend a general shareholders’ meeting may be represented at such general shareholders’ meeting by another person, who need not necessarily be a shareholder. Proxies are valid for ordinary (also referred to as “annual”) general shareholders’ meetings and extraordinary general shareholders’ meetings and must be granted specifically with respect to each general shareholders’ meeting. A single shareholder may not be represented at a general shareholders’ meeting by more than one person, except under the circumstances provided in the law for brokering institutions.

Shareholders’ meetings

Pursuant to BBVA’s bylaws and to the Spanish Companies Act (Ley de Sociedades de Capital), approved by Royal Legislative Decree 1/2010 of July 2 (the “Spanish Companies Act”), general meetings of shareholders of BBVA may be ordinary or extraordinary.

Pursuant to the Spanish Companies Act, ordinary general shareholders’ meetings shall necessarily be held within the first six months of each fiscal year, at which shareholders are requested to approve the annual accounts of the previous fiscal year, the corporate management for the previous fiscal year and the application of BBVA’s net income or loss. Other matters may also be voted on by shareholders during the ordinary general shareholders’ meetings if such items are included on the agenda or are allowed by law. Any other meetings of shareholders are considered to be extraordinary general shareholders’ meetings. Extraordinary general shareholders’ meetings may be called from time to time by the BBVA Board of Directors at its discretion. The BBVA Board of Directors will call extraordinary general shareholders’ meetings when (i) it believes such meetings to be necessary or advisable for BBVA’s interests, (ii) required by law or BBVA’s bylaws, or (iii) requested by shareholders representing at least 3% of BBVA’s share capital.

Shareholders representing at least 3% of the share capital of BBVA have the right to request the publication of a supplemental notice including one or more additional agenda items to the ordinary general shareholders’ meeting and to add new resolution proposals to the agenda of any general shareholders’ meeting, within the first five days following the publication of the agenda.

A universal shareholders’ meeting, at which 100% of the share capital is present or duly represented, is considered valid even if no notice of such meeting was given, and, with unanimous agreement, shareholders may consider any matter at such a meeting.

Convening notice

According to BBVA’s bylaws and the Spanish Companies Act, notices of all BBVA general shareholders’ meetings must be published (i) in the Official Gazette of the Commercial Registry (Boletín Oficial del Registro Mercantil) or in a widely circulated newspaper in Spain, (ii) on BBVA’s webpage and (iii) on the webpage of the Spanish Securities Market Commission (Comisión Nacional del Mercado de Valores or “CNMV”), at least one month prior to the date of the meeting or with the minimum prior notice period required by the Spanish Companies Act from time to time. The notice must indicate the date, time and place of the meeting on the first convening and all the matters to be considered at the meeting, along with other information required by the Spanish Companies Act. The notice may also include the date on which the meeting should be held on the second convening. At least twenty-four hours must elapse between the meeting on the first convening and the meeting on the second convening.

Place of meeting

Except with respect to universal shareholders’ meetings, general shareholders’ meetings must be held in Bilbao, Spain, where BBVA has its registered office, on the date indicated in the convening notice. A universal shareholders’ meeting, at which 100% of the share capital is present or duly represented, may take place anywhere in the world.

Right of attendance

The owners of 500 or more ordinary shares which are duly registered in the book-entry record for ordinary shares at least five days prior to the date of the general shareholders’ meeting and continue to hold such shares until the date of the meeting are entitled to attend. The holders of fewer than 500 ordinary shares may aggregate their shares by proxy to represent at least 500 ordinary shares and appoint a representative for the meeting.

Quorums

Under BBVA’s bylaws and the Spanish Companies Act, except as set forth below, general shareholders’ meetings will be duly constituted on the first convening if BBVA shareholders holding at least 25% of the voting share capital are present or represented by proxy. On the second convening of a general shareholders’ meeting, there is no quorum requirement.

Notwithstanding the above, according to the Spanish Companies Act certain special events require a quorum of shareholders, present or represented by proxy, holding at least 50% of the voting share capital on first convening of the general shareholders’ meeting and no less than 25% of the voting share capital on the second convening of the general shareholders’ meeting. Those special events include the adoption of resolutions concerning the following: (i) increases or decreases in capital; (ii) in general, any modification of the bylaws; (iii) issuances of bonds; (iv) limitations or suppression of the preemptive rights to subscribe for new shares; (v) transformations, mergers, spin-offs and assignments of assets and liabilities; and (iv) the transfer of the registered office abroad.

Additionally, BBVA’s bylaws also require the presence, in person or represented by proxy, of two-thirds of the voting share capital on first convening or 60% of the voting share capital on the second convening, at general shareholders’ meetings in order to adopt resolutions that concern: (i) the change of the corporate purpose; (ii) the transformation of BBVA’s legal status; (iii) a full spin-off; (iv) the dissolution of BBVA; or (v) the amendment of the second paragraph of article 25 of BBVA’s bylaws, which establishes this stricter quorum requirement.

Adoption of resolutions and majorities

Subject to the higher vote requirements described in the following paragraphs, the adoption of resolutions requires a simple majority vote at the general shareholders’ meeting, it being understood that a resolution is adopted when the favorable votes exceed the votes against the adoption of the resolution.

The adoption of resolutions concerning the following: (i) increases or decreases in capital; (ii) in general, any modification of the bylaws; (iii) issuances of bonds; (iv) limitations or elimination of the preemptive rights to subscribe for new shares; (v) transformations, mergers, spin-offs and assignments of assets and liabilities; and (iv) the transfer of the registered office abroad, shall require the favorable vote of (a) a majority of the share capital present or represented at the meeting if such share capital present or represented exceeds 50% of the total share capital, or (b) if the share capital present or represented by proxy on the second convening constitutes less than 50% but more than 25% of the total share capital, the approval of two-thirds of the share capital present or represented by proxy at such meeting. In addition, the adoption of resolutions that require special quorums according to our bylaws require a favorable vote of a majority of the share capital present or represented.

Validly adopted resolutions are binding on all the shareholders, including those who were absent, dissented or abstained from voting.

Any resolution adopted at the general shareholders’ meeting that is contrary to Spanish law, to the bylaws or to the general shareholders’ meeting regulations, or that are deemed detrimental to BBVA’s interests to the benefit of one or more shareholders or third parties can be contested. Any director, any third party who proves a legitimate interest, and any shareholder who acquired such status before the resolution was adopted, as long as they represent at least 0.1% of the share capital of BBVA, may contest corporate resolutions. If the resolution is contrary to public order, it can be contested by any director, third party or any shareholder, even if he/she acquired such status after the resolution was adopted.

Appointment of directors

Under the Spanish Companies Act, in the event of a vacancy on the BBVA Board of Directors, a shareholder or group of shareholders that owns an aggregate number of ordinary shares equal to or greater than the result of dividing the total capital stock by the number of directors on the BBVA Board of Directors, has the right to appoint a corresponding proportion of the directors (rounded downwards to the nearest whole number) to the Board of Directors. Shareholders who exercise the right to appoint directors may not vote on the appointment of other directors to the BBVA Board of Directors. Under the Spanish Companies Act, the BBVA Board of Directors may also designate directors by interim appointment to fill vacancies (co-option). If a director has been co-opted, such director shall stay in office until the first general shareholders’ meeting held following such co-option. The general shareholders’ meeting may then ratify such director’s appointment for the term of office remaining of the director whose vacancy has been covered through co-option, or appoint such director for the term of office established under our bylaws (currently, three years).

Any new directors shall comply with the suitability criteria set forth in Law 10/2014, of June 26, on organization, supervision and solvency of credit institutions (“Law 10/2014”), Royal Decree 84/2015, of February 13 and Bank of Spain Circular 2/2016 of February 2.

Preemptive Rights

Pursuant to the Spanish Companies Act, shareholders have preemptive rights to subscribe for (i) new ordinary shares issued in the context of a capital increase involving cash contributions (except where the capital increase is due to the conversion of convertible securities into BBVA ordinary shares, the absorption of another company, or the absorption of all or part of the assets of another company by means of a spin-off of such company) and (ii) securities which are convertible into BBVA ordinary shares. These preemptive rights may be excluded in certain circumstances in accordance with the Spanish Companies Act.

Form and Transfer

Ordinary shares are in book-entry form and are indivisible. Joint holders must nominate one person to exercise their rights as shareholders, though joint holders are jointly and severally liable for all obligations arising from their status as shareholders.

Sociedad de Gestión de los Sistemas de Registro, Compensación y Liquidación de Valores, S.A. Unipersonal (“Iberclear”), which manages the clearance and settlement system of the Spanish Stock Exchanges, maintains the central registry of ordinary shares which reflects (i) one or several proprietary accounts which show the balances of the participating entities’ (entidades participantes) proprietary accounts; (ii) one or several general third-party accounts that show the overall balances that the participating entities hold for third parties; (iii) individual accounts opened in the name of the owner, either individual or legal person; and (iv) individual special accounts of financial intermediaries which use the optional procedure of settlement of orders. Each participating entity, in turn, maintains the detail records of the owners of the shares held in their general third-party accounts..

Transfers of ordinary shares quoted on the Spanish Stock Exchanges must be made by book-entry registry or delivery of evidence of title to the buyer, through or with the participation of a member of the Spanish Stock Exchanges that is an authorized broker or dealer. Transfers of ordinary shares may also be subject to certain fees and expenses.

Reporting Requirements

As ordinary shares are listed on the Spanish Stock Exchanges, the acquisition or disposition of ordinary shares by shareholders must be reported within four business days of the acquisition or disposition to BBVA and the CNMV where:

•

in the case of an acquisition, the acquisition results in that person or group holding 3% (or 5%, 10%, 15%, 20%, 25%, 30%, 35%, 40%, 45%, 50%, 60%, 70%, 75%, 80% or 90%) of BBVA’s total voting rights; or

•

in the case of a disposal, the disposition reduces shares held by a person or group below a threshold of 3% (or 5%, 10%, 15%, 20%, 25%, 30%, 35%, 40%, 45%, 50%, 60%, 70%, 75%, 80% or 90%) of BBVA’s total voting rights.

The reporting requirements apply not only to the purchase or transfer of shares, but also to those transactions in which, without a purchase or transfer, the proportion of voting rights of an individual or legal entity reaches, exceeds or falls below the threshold that triggers the obligation to report as a consequence of a change in the total number of voting rights of BBVA on the basis of the information reported to the CNMV and disclosed by it.

Regardless of the actual ownership of the shares, any individual or legal entity with a right to acquire, transfer or exercise voting rights granted by the shares, and any individual or legal entity who owns, acquires or transfers, whether directly or indirectly, other securities or financial instruments which grant a right to acquire shares with voting rights, will also have an obligation to notify the company and the CNMV of the holding of a significant stake in accordance with the applicable Spanish regulations. Since 2015, cash settled instruments creating long positions on underlying listed shares (such as BBVA’s) shall be disclosed if the specified shareholding thresholds are reached or exceeded. Cash holdings and holdings derived from financial instruments shall be aggregated for disclosure purposes. A disclosure exemption for shareholding positions held by financial entities in their trading books as a result of the securities administration and custody services rendered by such financial entities is available pursuant to art. 33.2 of the Spanish Royal Decree 1362/2007.

In the case of individuals or legal entities resident in jurisdictions designated as tax havens or in countries or territories levying no taxes or with which Spain has no effective exchange of tax information, the threshold that triggers the obligation to disclose the acquisition or disposition of shares is reduced to 1% (and successive multiples of 1%).

Additionally, since BBVA is a credit entity, any person who intends to acquire a significant participation in BBVA’s share capital must comply with certain obligations before the Bank of Spain. See “—Restrictions on Acquisitions of Ordinary Shares”.

Requirements applicable to purchases by BBVA and its directors and senior managers

Acquisition of own shares

BBVA is required to report to the CNMV any acquisition by BBVA or any of its affiliates, of BBVA’s own shares which, together with all other acquisitions since the last notification, reaches or exceeds 1% of BBVA’s share capital (irrespective of whether any own shares have been sold in the same period). In such circumstances, the notification must be made within four stock exchange business days and include the number of shares acquired since the last notification (detailed by transaction), the number of shares sold (detailed by transaction) and the resulting net holding of treasury shares.

Acquisition of shares by BBVA directors and senior managers

Each member of the BBVA Board of Directors must report to BBVA and the CNMV, the percentage of voting rights held at the time such director joined the Board of Directors and at the time they are ceased as members. Furthermore, each member of the BBVA Board of Directors must similarly report any acquisition or disposition, regardless of size, of BBVA shares, debt instruments issued by BBVA, derivatives and other financial instruments linked thereto within three business days of such acquisition or disposition. Senior managers of BBVA, as well as persons closely associated to them or to BBVA directors, are also subject to the abovementioned reporting rules.

Change of Control Provisions

Certain antitrust regulations may delay, defer or prevent a change of control of BBVA or any of its subsidiaries in the event of a merger, acquisition or corporate restructuring. In Spain, the application of both Spanish and European antitrust regulations requires that prior notice of domestic or cross-border merger transactions be given in order to obtain a “non-opposition” ruling from antitrust authorities.

Spanish regulation of takeover bids may also delay, defer or prevent a change of control of BBVA or any of its subsidiaries in the event of a merger, acquisition or corporate restructuring. Law 6/2007 and Royal Decree 1066/2007 set forth the Spanish rules governing takeover bids. In particular:

•	a bidder must make a tender offer in respect of 100% of the issued share capital of a target company if:

•	it acquires an interest in shares which (taken together with shares in which persons acting in concert with it are interested) carry 30% or more of the voting rights of the target company;

•

it acquires an interest in shares which (taken together with shares in which persons acting in concert with it are interested) carry less than 30% of the voting rights but enable the bidder to appoint a majority of the members of the target company’s board of directors; or

•	it held 30% or more but less than 50% of the voting rights of the target company on the date the law came into force, and subsequently:

–	acquires, within 12 months, an additional interest in shares which carries 5% or more of such voting rights;

–	acquires an additional interest in shares so that the bidder’s aggregate interest carries 50% or more of such voting rights; or

–	acquires an additional interest in shares which enables the bidder to appoint a majority of the members of the target company’s board of directors;

•

if a bidder’s actions do not fall into the categories described above, such acquisition may qualify as an “a priori” or partial tender offer (i.e., in respect of less than 100% of the issued share capital of a target company), in which case such bidder would not be required to make a tender offer in respect of 100% of the issued share capital of a target company;

•

the board of directors of a target company is exempt from the rule prohibiting certain board interference with a tender offer (the “passivity rule”), provided that (i) it has been authorized by the general shareholders’ meeting to take action or enter into a transaction which could disrupt the offer, or (ii) it has been released from the passivity rule by the general shareholders’ meeting vis-à-vis bidders whose boards of directors are not subject to an equivalent passivity rule;

•

defensive measures included in a listed company’s bylaws and transfer and voting restrictions included in agreements among a listed company’s shareholders will remain in place whenever the company is the target of a tender offer unless the general shareholders’ meeting resolves otherwise (in which case any shareholders whose rights are diluted or otherwise adversely affected may be entitled to compensation); and

•

if, as a result of a tender offer in respect of 100% of the issued share capital of a target company, the bidder acquires an interest in shares representing at least 90% of the voting rights of the target company and the offer has been accepted by investors representing at least 90% of the voting rights of the target company (provided such voting rights are distinct from those already held by the bidder), the bidder may force the holders of the remaining share capital of the company to sell their shares. The minority holders shall also have the right to force the bidder to acquire their shares under these same circumstances.

As further described below in “—Restrictions on Acquisitions of Ordinary Shares”, since BBVA is a bank, it is necessary to obtain approval from the Bank of Spain in order to acquire a number of shares considered to be a significant participation by Law 10/2014. Also, any agreement that contemplates BBVA’s merger with another credit entity requires the authorization of the Spanish Ministry of Economy and Competitiveness. This could delay, defer or prevent a change of control of BBVA or any of its subsidiaries that are credit entities in the event of a merger.

Exchange Controls

In 1991, Spain adopted the EU standards for free movement of capital and services. As a result, exchange controls and restrictions on foreign investments have generally been abolished and foreign investors may transfer invested capital, capital gains and dividends out of Spain without limitation as to amount, subject to applicable taxes.

Pursuant to Spanish Law 18/1992 on Foreign Investments and Royal Decree 664/1999, foreign investors may freely invest in shares of Spanish companies, except in the case of certain strategic industries.

However, Royal Decree 664/1999 and Law 19/2003, on exchange controls and foreign transactions, require that all foreign investments in Spain (and the liquidations of such investments) be notified to the Investments Registry of the Ministry of Economy and Competitiveness for administrative statistical and economical purposes. In particular, shares in Spanish companies acquired or held by foreign investors must be reported to the Spanish Registry of Foreign Investments by the depositary bank or relevant Iberclear participating entity. Moreover, when a foreign investor acquires shares in a company that is subject to the reporting requirements of the CNMV, such foreign investor must also give notice directly to the CNMV and, if applicable, to the relevant Spanish Stock Exchanges if such acquisition results in such foreign investor exceeding certain ownership thresholds (see “—Reporting Requirements”).

In certain circumstances, the Council of Ministers may agree to suspend the application of Royal Decree 664/1999, if the investments, due to their nature, form or condition, affect or may potentially affect activities relating to the exercise of public powers, national security or public health. Law 19/2003 authorizes the Spanish government to impose specific limits or prohibitions, related to specific third countries, when such measures have been previously approved by the European Union or by an international organization to which Spain is member. Should the general regime be suspended, the affected investor shall obtain prior administrative authorization.

Investment by foreigners domiciled in enumerated tax haven jurisdictions (as defined by applicable Spanish regulations) is subject to special reporting requirements.

Restrictions on Acquisitions of Ordinary Shares

BBVA’s bylaws do not provide any restrictions on the ownership of ordinary shares. Because BBVA is a Spanish bank, however, the acquisition or disposition of a significant participation of BBVA shares is subject to certain restrictions. Such restrictions may impede a potential acquirer’s ability to acquire BBVA shares and gain control of BBVA.

Pursuant to Spanish Law 10/2014, any individual or corporation, acting alone or in concert with others, intending to directly or indirectly acquire a significant holding in a Spanish financial institution (as defined in article 16 of Law 10/2014) or to directly or indirectly increase its holding in such way that either the percentage of voting rights or of capital owned were equal to or more than any of the thresholds of 20%, 30% or 50%, or by virtue of the acquisition, might take control over the financial institution, must first notify the Bank of Spain. For the purpose of this Law, a significant participation is considered to be 10% of the outstanding share capital or voting rights of a financial institution or a lower percentage if such holding allows for the exercise of a significant influence. Secondary legislation will specify when “significant influence” exists; in any case, according to Royal Decree 84/2015, the capacity to appoint or dismiss a Board member will be considered “significant influence”.

The Bank of Spain will be responsible for evaluating the proposed transaction, in accordance with the terms established by Law 10/2014, of June 26 (as stated in Article 18.1 of Law 10/2014) with a view to guaranteeing the sound and prudent operation of the target financial institution. The Bank of Spain will then submit a proposal to the European Central Bank, which will be in charge of deciding upon the proposed transaction in the term of 60 business days after the date on which the notification was received.

Any acquisition made without such prior notification, or conducted before 60 business days have elapsed since the date of such notification, or made in circumstances where the European Central Bank has objected, will produce the following results:

•	the acquired shares will have no voting rights;

•	if considered appropriate, the target bank may be taken over by the relevant regulator or its directors replaced in accordance with Title III of Law 10/2014; and

•	a sanction may be imposed under Title IV of Law 10/2014.

Any individual or institution that intends to sell its significant participation in a bank or reduce its participation below the above-mentioned percentages, or which, because of such sale, will lose control of the entity, must give prior notice to the Bank of Spain, indicating the amount it intends to sell and the period in which the transaction is to be executed. Non-compliance with this requirement may result in sanctions.

Furthermore, pursuant to Law 10/2014, any natural or legal person, or such persons acting in concert, who has acquired, directly or indirectly, a holding in a Spanish bank so that the proportion of the voting rights or of the capital held reaches or exceeds 5%, must immediately notify in writing the Bank of Spain and the relevant Spanish bank, indicating the size of the acquired holding.

Shareholders’Agreements

Royal Legislative Decree 4/2015 of October 23, as amended (the “Spanish Securities Market Act”) and the Spanish Companies Act require parties to disclose certain types of shareholders’ agreements that affect the exercise of voting rights at a general shareholders’ meeting or contain restrictions or conditions on the transferability of shares or bonds that are convertible or exchangeable into shares. If any shareholders enter into such agreements with respect to BBVA’s shares, they must disclose the execution, amendment or extension of such agreements to BBVA and the CNMV and file such agreements with the appropriate Commercial Registry. Failure to comply with these disclosure obligations renders any such shareholders’ agreement unenforceable and constitutes a material infringement of the Spanish Securities Market Act.

Payment of Taxes

Holders of ordinary shares will be responsible for any taxes or other governmental charges payable on their ordinary shares, including any taxes payable on transfer. The paying agent or the transfer agent, as the case may be, may, and upon instruction from BBVA, will:

•	refuse to effect any registration of transfer of such ordinary shares or any split-up or combination thereof until such payment is made; or

•

withhold or deduct from any distributions on such ordinary shares or sell for the account of the holder thereof any part or all of such ordinary shares (after attempting by reasonable means to notify such holder prior to such sale), and apply, after deduction for its reasonable expenses incurred in connection therewith, the net proceeds of any such sale in payment of such tax or other governmental charge, the holder of such ordinary shares remaining liable for any deficiency.

Exercise of Spanish Bail-in Power and other Resolution Tools

Our ordinary shares (including those represented by ADSs) may be subject to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority, which may include and result in any of the following, or some combination thereof: (1) the cancellation of such securities; (2) the transfer of such securities to creditors of BBVA; (3) the conversion of other securities or obligations of BBVA into ordinary shares of BBVA thereby diluting the shareholding of the holders of ordinary shares; and (4) the variation of the terms of such securities or the rights of the holders thereunder, including to give effect to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority. The applicable prospectus supplement may describe in further detail the effect that the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority may have on our ordinary shares and the rights of the holders (including the beneficial owners) thereof.

DESCRIPTION OF BBVA AMERICAN DEPOSITARY SHARES

The depositary, The Bank of New York Mellon, registers and delivers BBVA ADSs. Each BBVA ADS represents an ownership interest in one ordinary share. The ordinary shares will be deposited with BBVA, The Bank of New York Mellon’s custodian in Spain. Each BBVA ADS will also represent securities, cash or other property deposited with The Bank of New York Mellon but not distributed to BBVA ADS holders. The Bank of New York Mellon’s corporate trust office is located at 101 Barclay Street, New York, NY 10286 and its principal executive office is located at One Wall Street, New York, NY 10286.

You may hold BBVA ADSs either (A) directly (i) by having an American Depositary Receipt, also referred to as a BBVA ADR, which is a certificate evidencing a specific number of BBVA ADSs, registered in your name, or (ii) by having BBVA ADSs registered in your name in the Direct Registration System (“DRS”), or (B) indirectly by holding a security entitlement in BBVA ADSs through your broker or other financial institution. If you hold BBVA ADSs directly, you are an ADS registered holder. The information provided in this section “Description of BBVA American Depositary Shares” assumes you are an ADS registered holder. If you hold the BBVA ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of BBVA ADS registered holders described herein. You should consult with your broker or financial institution to find out what those procedures are.

The DRS is a system administered by The Depository Trust Company (“DTC”) pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership will be evidenced by periodic statements sent by the depositary to the registered holders of uncertificated ADSs.

BBVA ADS holders are not BBVA shareholders and do not have shareholder rights. Because The Bank of New York Mellon will actually hold the underlying ordinary shares, you must rely on The Bank of New York Mellon to exercise the rights of a shareholder. The obligations of The Bank of New York Mellon are set out in an amended and restated deposit agreement dated as of June 29, 2007 among BBVA, The Bank of New York Mellon, as depositary, and BBVA ADS holders, which is referred to as the deposit agreement. The deposit agreement and the BBVA ADSs are governed by New York law.

The following is a summary of the deposit agreement. Because it is a summary, it does not contain all the information that may be important to you. For more complete information, you should read the entire deposit agreement and the BBVA ADR. Copies of the deposit agreement and the form of BBVA ADR are available for inspection at the corporate trust office of The Bank of New York Mellon at the address set forth above.

Deposit and Withdrawal of Deposited Securities

The depositary has agreed that upon the execution in favor of the depositary or its nominee and delivery to the custodian or depositary (if to the depositary, then at the expense and risk of the depositor) of either (i) a certificate of title which has been executed by a Spanish stockbroker and, if required, certificates representing such shares to the custodian together with any documents and payments required under the deposit agreement or (ii) any other evidence of ownership of shares as recognized under the laws of Spain from time to time, and acceptable to the custodian, the depositary will have for delivery at the depositary’s corporate trust office to or upon the order of the person specified by the depositor at the address set forth above, upon payment of the fees, charges and taxes provided in the deposit agreement, registered in the name of such person or persons as specified by the depositor, the number of BBVA ADSs issuable in respect of such deposit.

Upon surrender of BBVA ADSs at the depositary’s corporate trust office, together with written instructions from the person or persons in whose name the BBVA ADSs are registered, and upon payment of such charges as are provided in the deposit agreement and subject to its terms, the depositary will request the execution of evidence of ownership in favor of such persons designated in the written instrument and the delivery of such evidence of ownership (by book-entry transfer or physical delivery) of the deposited shares represented by the surrendered BBVA ADSs and any other property that the surrendered BBVA ADSs represent the right to receive. Such delivery is to take place at the office of the custodian or at the depositary’s office as the person designated in the written instructions may request.

If a person presents for deposit shares with different distribution rights than other deposited shares, the depositary must identify them separately until such time as the distribution rights are the same.

Pre-Release of BBVA ADSs

In certain circumstances, subject to the provisions of the deposit agreement, and with BBVA’s written consent, The Bank of New York Mellon may execute and deliver BBVA ADSs before the deposit of the underlying shares. This is called a pre-release of the BBVA ADS. The Bank of New York Mellon may receive BBVA ADSs instead of shares to close out a pre-release.

Each pre-release will be:

•	fully collateralized with cash, U.S. government securities or other collateral that The Bank of New York Mellon determines in good faith will provide substantially similar liquidity and security;

•	preceded or accompanied by written representation and agreement from the person to whom BBVA ADSs are to be delivered that the person, or its customer:

•	owns the shares to be remitted;

•	assigns all beneficial rights, title and interest in such shares to the depositary in its capacity as such, and for the benefit of the holders; and

•

will not take any action with respect to such shares that is inconsistent with the transfer of beneficial ownership (including, without the consent of the depositary, disposing of such shares, other than in satisfaction of such pre-release);

•	terminable by the depositary on not more than five business days’ notice; and

•	subject to such further indemnities and credit regulations that The Bank of New York Mellon considers appropriate.

The Bank of New York Mellon must be able to close out the pre-release on not more than five business days’ notice. In addition, The Bank of New York Mellon will limit the number of BBVA ADSs that may be outstanding at any time as a result of pre-release, although The Bank of New York Mellon may disregard the limit from time to time, if it thinks it is appropriate to do so. The Bank of New York Mellon may also, as it deems appropriate, set U.S. dollar limits with respect to any particular pre-release on a case by case basis.

The pre-release will be subject to such indemnities and credit regulations as The Bank of New York Mellon considers appropriate.

Dividends, Other Distributions and Rights

The depositary has agreed to pay to holders of BBVA ADSs the cash dividends or other distributions it or the custodian receives on shares or other deposited securities after deducting its fees and expenses and according to applicable law. Holders of BBVA ADSs will receive these distributions in proportion to the number of shares their BBVA ADSs represent.

Cash. The Bank of New York Mellon will convert all cash dividends and other cash distributions in a foreign currency that it receives in respect of the deposited securities into U.S. dollars if in its judgment it can do so on a reasonable basis and can transfer the U.S. dollars to the United States.

Before making a distribution, any withholding taxes that must be paid will be deducted. The Bank of New York Mellon will distribute only whole U.S. dollars and cents. If the exchange rates fluctuate during a time when The Bank of New York Mellon cannot convert euros, holders of BBVA ADSs may lose some or all of the value of the distribution.

Ordinary Shares. If a distribution by BBVA consists of a dividend in, or free distribution of, ordinary shares, The Bank of New York Mellon may, or if BBVA requests, will, subject to the deposit agreement, distribute to the holders of outstanding BBVA ADSs, in proportion to their holdings, additional BBVA ADSs representing the number of ordinary shares received as such dividend or free distribution if BBVA furnishes it with evidence that it is legal to do so. The Bank of New York Mellon will only distribute whole BBVA ADSs. It will sell ordinary shares which would require it to deliver fractional BBVA ADSs and distribute the net proceeds thereof in the same way as it does with cash. If the additional BBVA ADSs are not so distributed, each BBVA ADS will represent the additional ordinary shares distributed in respect of the ordinary shares represented by such BBVA ADS prior to such dividend or free distribution.

Rights. If BBVA offers or causes to be offered to the holders of shares any rights to subscribe for additional shares or any rights of any other nature, The Bank of New York Mellon will either:

•	make such rights available to holders of BBVA ADSs by means of warrants or otherwise, if The Bank of New York Mellon determines that it is lawful and feasible to do so; or

•

if making such rights available is determined by The Bank of New York Mellon not to be lawful and feasible, or if the rights represented by such warrants or other instruments are not exercised and appear to be about to lapse, sell such rights or warrants or other instruments:

•	on a stock exchange on which such rights are listed;

•	on an over-the-counter market on which such rights are traded; or

•	with the written approval of BBVA, at a private sale,

at such place or places and upon such terms as The Bank of New York Mellon may deem proper, and allocate the proceeds of such sales for the account of the holders of the BBVA ADSs entitled to those proceeds, upon an averaged or other practicable basis without regard to any distinctions among such holders of BBVA ADSs due to exchange restrictions, or the date of delivery of any ADSs or otherwise.

The net proceeds allocated to the holders of BBVA ADSs so entitled will be distributed to the extent practicable in the case of a distribution in cash. The Bank of New York Mellon will not offer such rights to holders of BBVA ADSs having an address in the United States unless BBVA furnishes to The Bank of New York Mellon (i) evidence that a registration statement under the Securities Act is in effect or (ii) an opinion from U.S. counsel for BBVA, in a form satisfactory to The Bank of New York Mellon, to the effect that such distribution does not require registration under the provisions of the Securities Act.

Ordinary shares issuable upon exercise of preemptive rights must be registered under the Securities Act in order to be offered to holders of BBVA ADSs. If BBVA decided not to register those ordinary shares, the preemptive rights would not be distributed to holders of BBVA ADSs. Pursuant to the deposit agreement under which the BBVA ADSs are issued, however, the depositary will use its best efforts to sell such rights that it receives and will distribute the proceeds of the sale to holders of BBVA ADSs.

Other Distributions. The Bank of New York Mellon will remit to holders of BBVA ADSs any other item of value BBVA distributes on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, The Bank of New York Mellon may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution. The Bank of New York Mellon may sell, publicly or privately, what BBVA distributed and distribute the net proceeds in the same way as it does with cash.

The Bank of New York Mellon is not responsible if it decides that it is unlawful or impractical to make a distribution available to any BBVA ADS holders. BBVA has no obligations to register BBVA ADSs, ordinary shares, rights or other securities under the Securities Act. BBVA also has no obligation to take any other action to permit the distribution of BBVA ADSs, ordinary shares, rights or anything else to BBVA ADS holders. This means that holders of BBVA ADSs may not receive the distribution BBVA makes on its shares or any value for them if it is illegal or impractical for BBVA to make them available to them.

Payment of Taxes

Holders of BBVA ADSs will be responsible for any taxes or other governmental charges payable on their BBVA ADSs or on the deposited securities underlying their BBVA ADSs, including any taxes payable on transfer. The Bank of New York Mellon may, and upon instruction from BBVA, will:

•	refuse to effect any registration of transfer of such receipt or any split-up or combination thereof or any withdrawal of such deposited securities until such payment is made; or

•

withhold or deduct from any distributions on such deposited securities or sell for the account of the holder thereof any part or all of such deposited securities (after attempting by reasonable means to notify such holder prior to such sale), and apply, after deduction for its expenses incurred in connection therewith, the net proceeds of any such sale in payment of such tax or other governmental charge, the holder of such receipt remaining liable for any deficiency.

Record Dates

The Bank of New York Mellon will fix a record date to establish which holders of BBVA ADSs are entitled to:

•	receive a dividend, distributions or rights;

•	receive the net proceeds of any sale;

•	give instructions for the exercise of voting rights at any such meeting; and

•	receive notice or solicitation to act in respect of any matter.

Voting of the Underlying Deposited Securities

BBVA has agreed in the depositary agreement that (i) the depositary or its nominee, whichever is the registered holder of the ordinary shares represented by the BBVA ADSs, will have the same rights as any other registered holder of ordinary shares and (ii) consistent with BBVA’s bylaws, BBVA will observe the right of the depositary, its nominee or registered holder of the ordinary shares to attend any ordinary or extraordinary general shareholders’ meeting and to vote or cause to be voted by proxy the ordinary shares with respect to the BBVA ADSs and that BBVA will not exercise any right it may have under its bylaws to reject or in any way impair such rights.

Once The Bank of New York Mellon receives notice in English of any matter affecting holders of ordinary shares, it will mail, as soon as practicable, such notice to the holders of BBVA ADSs. The notice will (i) contain the information in the notice of meeting, (ii) explain how holders as of a certain date may instruct The Bank of New York Mellon to vote the shares underlying their BBVA ADSs and (iii) contain a statement as to the manner in which instructions may be given.

The record holders of BBVA ADSs can instruct The Bank of New York Mellon to vote the shares underlying their BBVA ADSs. The Bank of New York Mellon will try, insofar as practicable, to cause the ordinary shares so represented to be voted in accordance with any nondiscretionary written instructions of BBVA ADS record holders received.

In the event the BBVA ADS record holders do not provide written instructions by a specified date, The Bank of New York Mellon will deem the BBVA ADR holder to have instructed it to give discretionary proxy to a person designated by the BBVA Board of Directors. However, this proxy must not be given to such a person if the board informs The Bank of New York Mellon, in writing, that the board either does not wish the proxy to be given, that substantial opposition exists or that the matter at hand materially affects the rights of BBVA shareholders.

Facilities and Register

The Bank of New York Mellon will maintain at its transfer office:

•	facilities for the delivery and surrender of ordinary shares;

•	facilities for the withdrawal of ordinary shares;

•	facilities for the execution and delivery, registration, registration of transfer, combination and split-up of BBVA ADSs and the withdrawal of deposited securities; and

•	a register for the registration and transfer of BBVA ADSs which, at all reasonable times, shall be open for inspection by holders of BBVA ADSs.

Reports and Notices

The Bank of New York Mellon will, at BBVA’s expense:

•	arrange for the custodian to provide The Bank of New York Mellon copies in English of any reports and other communications that are generally made available by BBVA to holders of ordinary shares; and

•	arrange for the mailing of such copies to all holders of BBVA ADSs.

BBVA has delivered to The Bank of New York Mellon and the custodian a copy of the provisions of or governing ordinary shares. Promptly after any amendment, BBVA will deliver to The Bank of New York Mellon and the custodian a copy in English of such amended provisions. The Bank of New York Mellon may rely upon such copy for all the purposes of the deposit agreement.

The Bank of New York Mellon will, at BBVA’s expense, make available for inspection by BBVA ADS holders at the corporate trust office, the office of the custodian and at any other designated transfer office any reports and communications received from BBVA that are made generally available to holders of ordinary shares.

Amendment and Termination of the Deposit Agreement

The BBVA ADSs and the deposit agreement may at any time be amended by agreement between BBVA and The Bank of New York Mellon.

Any amendment that would impose or increase any charges (other than transmission and delivery charges incurred at the request of depositors of ordinary shares or holders of BBVA ADSs, transfer, brokerage, registration fees and charges in connection with conversion of currencies, and taxes and other governmental charges) or that will otherwise prejudice any substantial existing right of BBVA ADS holders will not become effective as to outstanding BBVA ADRs until three months have expired after notice of such amendment has been given to the holders of the BBVA ADRs.

In no event will any amendment impair the right of any BBVA ADS holder to surrender such BBVA ADSs and receive in return the ordinary shares and other property which those surrendered BBVA ADSs represent, except in order to comply with mandatory provisions of applicable law.

At BBVA’s direction, The Bank of New York Mellon will terminate the deposit agreement by giving notice of such termination to the record holders of BBVA ADSs at least 30 days prior to the date fixed in that notice for the termination. The Bank of New York Mellon may terminate the deposit agreement at any time commencing 90 days after delivery of a written resignation, provided that no successor depositary has been appointed and no successor depositary has accepted its appointment before the end of those 90 days.

After the date that has been fixed for termination, The Bank of New York Mellon and its agents will perform no further acts under the deposit agreement, other than:

•	advise record holders of BBVA ADSs of such termination;

•	receive and hold distributions on ordinary shares; and

•	deliver ordinary shares and distributions in exchange for BBVA ADSs surrendered to The Bank of New York Mellon.

As soon as practicable after the expiration of six months from the date that has been fixed for termination, The Bank of New York Mellon will sell ordinary shares and other deposited securities and may hold the net proceeds of any such sale together with any other cash then held by it under the provisions of the deposit agreement, without liability for interest, for the pro rata benefit of the holders of BBVA ADRs that have not yet surrendered their BBVA ADRs.

Fees and Expenses

The table below sets forth the fees payable, either directly or indirectly, by a holder of ADSs:

Category	Depositary Actions	Associated Fee / By Whom Paid
(a) Depositing or substituting the underlying shares	Issuance of ADSs	Up to $5.00 for each 100 ADSs (or portion thereof) delivered (charged to person depositing the shares or receiving the ADSs)

(b) Receiving or distributing dividends	Distribution of cash dividends or other cash distributions; distribution of share dividends or other free share distributions; distribution of securities other than ADSs or rights to purchase additional ADSs	Not applicable

Category	Depositary Actions	Associated Fee / By Whom Paid
(c) Selling or exercising rights	Distribution or sale of securities	Not applicable

(d) Withdrawing an underlying security	Acceptance of ADSs surrendered for withdrawal of deposited securities	Up to $5.00 for each 100 ADSs (or portion thereof) surrendered (charged to person surrendering or to person to whom withdrawn securities are being delivered)

(e) Transferring, splitting or grouping receipts	Transfers, combining or grouping of depositary receipts	Not applicable

(f) General depositary services, particularly those charged on an annual basis	Other services performed by the depositary in administering the ADSs	Not applicable

(g) Expenses of the Depositary

Expenses incurred on behalf of holders in connection with

•     stock transfer or other taxes (including Spanish income taxes) and other governmental charges;

•     cable, telex and facsimile transmission and delivery charges incurred at request of holder of ADS or person depositing shares for the issuance of ADSs;

•     transfer, brokerage or registration fees for the registration of shares or other deposited securities on the share register and applicable to transfers of shares or other deposited securities to or from the name of the custodian;

•     reasonable and customary expenses of the depositary in connection with the conversion of foreign currency into U.S. dollars

Expenses payable by holders of ADSs or persons depositing shares for the issuance of ADSs; expenses payable in connection with the conversion of foreign currency into U.S. dollars are payable out of such foreign currency

The depositary collects its fees for delivery and surrender of BBVA ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.

From time to time, the depositary may make payments to us to reimburse and/or share revenue from the fees collected from ADS holders, or waive fees and expenses for services provided, generally relating to costs and expenses arising out of establishment and maintenance of the BBVA ADS program. In performing its duties under the deposit agreement, the depositary may use brokers, dealers or other service providers that are affiliates of the depositary and that may earn or share fees or commissions.

Limitations on Obligations and Liability to BBVA ADS Holders

The deposit agreement expressly limits BBVA’s obligations and the obligations of The Bank of New York Mellon, and it limits BBVA’s liability and the liability of The Bank of New York Mellon. BBVA and The Bank of New York Mellon:

•	are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith;

•

are not liable for any action or inaction if either relies upon the advice of, or information from, legal counsel, accountants, any person presenting shares for deposit, any holder, or any other person believed to be competent to give such advice or information;

•	are not liable if either is prevented or delayed by law or circumstances beyond their control from performing their obligations under the deposit agreement;

•	are not liable if either exercises discretion permitted under the deposit agreement;

•	have no obligation to become involved in a lawsuit or other proceeding related to the BBVA ADSs or the deposit agreement on behalf of holders of BBVA ADSs or on behalf of any other party; and

•	may rely upon any documents they believe to be genuine and to have been signed or presented by the proper party.

The Bank of New York Mellon will not be liable for its failure to carry out any instructions to vote BBVA’s securities or for the effects of any such vote.

Other General Limitations on Liability to BBVA ADS Holders

Neither The Bank of New York Mellon, its agents, nor BBVA will incur any liability if prevented or delayed in performing its obligations under the deposit agreement by reason of:

•	any present or future law;

•	any act of God;

•	a war;

•	the threat of any civil or criminal penalty; or

•	any other circumstances beyond their respective control.

The obligations and liabilities of BBVA and its agents and The Bank of New York Mellon and its agents under the deposit agreement are expressly limited to performing their respective obligations specifically set forth and undertaken by them to perform in the deposit agreement without negligence or bad faith.

In the deposit agreement, BBVA and The Bank of New York Mellon agree to indemnify each other under certain circumstances.

General

The Bank of New York Mellon will act as registrar of the BBVA ADSs or, upon BBVA’s request or approval, appoint a registrar or one or more co-registrars for registration of the BBVA ADRs evidencing the BBVA ADSs in accordance with the requirements of NYSE or of any other stock exchange on which the BBVA ADSs may be listed. Such registrars or co-registrars may be removed and a substitute or substitutes appointed by The Bank of New York Mellon upon BBVA’s request or with BBVA’s approval.

Any transfer of the BBVA ADSs is registrable on the books of The Bank of New York Mellon. However, The Bank of New York Mellon may close the transfer books at any time or from time to time when it deems expedient in connection with the performance of its duties or at BBVA’s request.

As a condition precedent to the execution and delivery, registration of transfer, split-up or combination of any BBVA ADS or the delivery of any distribution or the withdrawal of any ordinary shares or any property represented by the BBVA ADS, The Bank of New York Mellon or the custodian may, and upon BBVA’s instructions will, require from the BBVA ADR holder or the presenter of the BBVA ADS or the depositor of the ordinary shares:

•

payment of a sum sufficient to pay or reimburse the custodian, The Bank of New York Mellon or BBVA for any tax or other governmental charge and any stock transfer or brokerage fee or any charges of the depositary upon delivery of the BBVA ADS or upon surrender of the BBVA ADS, as set out in the deposit agreement;

•	the production of proof satisfactory to The Bank of New York Mellon or custodian of:

•	identity or genuineness of any signature; and

•	citizenship, residence, exchange control approval, and legal or beneficial ownership;

•

compliance with all applicable laws and regulations including the delivery of any forms required by Spanish law or custom in connection with the execution or delivery of evidence of ownership, with all applicable provisions of or governing the shares or any other deposited securities and with the terms of the deposit agreement; or

•	other information deemed necessary or proper.

The delivery, registration of transfer, split-up or combination of BBVA ADSs, or the deposit or withdrawal of shares or other property represented by BBVA ADSs, in any particular instance or generally, may be suspended during any period when the BBVA ADSs register is closed, or when such action is deemed necessary or advisable by The Bank of New York Mellon or BBVA at any time or from time to time.

Holders have the right to cancel their BBVA ADSs and withdraw the underlying shares at any time except:

•

when temporary delays arise because The Bank of New York Mellon or BBVA has closed its transfer books or the deposit of shares in connection with voting at a shareholders’ meeting or the payment of dividends;

•	when BBVA ADS holders owe money to pay fees, taxes and similar charges; or

•	when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to BBVA ADSs or to the withdrawal of shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

The Bank of New York Mellon, upon BBVA’s request or with BBVA’s approval, may appoint one or more co-transfer agents for the purpose of effecting registrations of transfers, combinations and split-ups of BBVA ADSs at designated transfer offices on behalf of The Bank of New York Mellon. In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by holders of BBVA ADSs and will be entitled to protection and indemnity to the same extent as The Bank of New York Mellon.

Direct Registration System

In the deposit agreement, all parties to the deposit agreement acknowledge that the DRS and Profile Modification System (“Profile”) will apply to uncertificated BBVA ADSs upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership will be evidenced by periodic statements sent by the depositary to the registered holders of uncertificated ADSs. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of a registered holder of uncertificated ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS registered holder to register that transfer.

In connection with the arrangements and procedures relating to DRS and Profile, the parties to the deposit agreement understand that the depositary will not verify, determine or otherwise ascertain that the DTC participant that is claiming to be acting on behalf of a BBVA ADS registered holder in requesting registration of transfer and delivery described in the paragraph above has the actual authority to act on behalf of the ADS registered holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through DRS and Profile and in accordance with the deposit agreement, will not constitute negligence or bad faith on the part of the depositary.

BBVA ADSs Outstanding

As of July 26, 2016, there were 188,818,710 BBVA ADSs outstanding.

Exercise of Spanish Bail-in Power and other Resolution Tools

The ordinary shares of BBVA underlying the ADSs may be subject to the exercise of the Spanish Bail-in Power. See “Description of BBVA Ordinary Shares—Exercise of Spanish Bail-in Power and other Resolution Tools.”

DESCRIPTION OF RIGHTS TO SUBSCRIBE FOR ORDINARY SHARES

We may issue rights to subscribe for our ordinary shares (including in the form of ADSs). The applicable prospectus supplement will describe the specific terms relating to such subscription rights and the terms of the offering, including, where applicable, some or all of the following:

•	the title of the subscription rights;

•	the exercise price for the subscription rights;

•	the aggregate number of subscription rights issued;

•

a discussion of the material U.S. federal, Spanish or other income tax considerations, as well as considerations under the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), applicable to the issuance of ordinary shares together with statutory subscription rights or the exercise of the subscription rights;

•	any other terms of the subscription rights, including terms, procedures and limitations relating to the exercise of the subscription rights;

•	the terms of the ordinary shares corresponding to the subscription rights;

•	information regarding the trading of subscription rights, including the stock exchanges, if any, on which the subscription rights will be listed;

•	the record date, if any, to determine who is entitled to the subscription rights and the ex-rights date;

•	the period during which the subscription rights may be exercised;

•	the extent to which the offering includes a contractual over-subscription privilege with respect to unsubscribed securities; and

•	the material terms of any standby underwriting arrangement we enter into in connection with the offering.

DESCRIPTION OF THE NOTES OF BBVA

This section describes the general terms and provisions of the indenture dated as of July 28, 2016 (the “senior indenture”) between BBVA as issuer and The Bank of New York Mellon as trustee, which sets forth certain provisions with respect to the senior notes that may be offered by BBVA, and the indenture dated as of July 28, 2016 (the “subordinated indenture”) between BBVA as issuer and The Bank of New York Mellon as trustee, which sets forth certain provisions with respect to the subordinated notes that may be offered by BBVA. In this section “Description of the Notes of BBVA”, we will refer to the senior notes and the subordinated notes as the “notes” and the senior indenture and the subordinated indenture as the “indentures”. A prospectus supplement will describe the specific terms of a particular series of notes and any general terms outlined in this section that will not apply to those notes. If there is any conflict between the prospectus supplement and this prospectus, then the terms and provisions in the prospectus supplement apply unless they are inconsistent with the terms of the indentures or the supplemental indenture or Board resolution creating a particular series of notes.

All material information about the notes and indentures is summarized below and in the applicable prospectus supplement. Because this is only a summary, however, it does not contain all the details found in the full text of the indentures and the notes. If you would like additional information, you should read the indentures and the notes as well as the supplemental indenture or Board resolution creating a particular series of notes or the officer’s certificate for such series. Whenever we refer to specific provisions of or terms defined in the indentures in this prospectus we incorporate by reference into this prospectus such specific provisions of or terms defined in the indentures.

BBVA may issue future notes under other indentures or documentation which contain provisions different from those included in the indentures described here. BBVA is not prohibited under the notes or indentures from paying any amounts due under any of its obligations at a time when they are in default or have failed to pay any amounts due under the notes or indentures.

The senior notes will be issued under the senior indenture and the subordinated notes will be issued under the subordinated indenture. Both such indentures have been filed with the SEC as exhibits to the registration statement that includes this prospectus. Each of the senior indenture and the subordinated indenture will be qualified under the Trust Indenture Act. Under the provisions of the Trust Indenture Act, if the same institution acts as trustee under the senior indenture and under the subordinated indenture, upon a default in any series of notes issued under either indenture, the trustee may be deemed to have a conflicting interest and may be required to resign and a successor trustee will be appointed.

General

The indentures do not limit the aggregate principal amount of notes that BBVA may issue under them.

Neither the indentures nor the notes will limit or otherwise restrict the amount of other indebtedness or other securities which BBVA or any of its subsidiaries may incur or issue. BBVA can issue notes from time to time in one or more series, up to any aggregate principal amount that BBVA may authorize. The notes will be direct, unconditional and unsecured debt obligations of BBVA.

The indentures provide that there may be more than one trustee under such indentures, each with respect to one or more series of notes. Any trustee may resign or be removed with respect to any series of notes issued under the indentures and a successor trustee may be appointed.

BBVA or any of its subsidiaries may at any time purchase senior notes or subordinated notes at any price in the open market or otherwise. Such notes purchased may be held, reissued, resold or surrendered to the relevant paying agent and/or the relevant registrar for cancellation, except that notes purchased by BBVA must be surrendered to the relevant paying agent and/or the relevant registrar for cancellation in accordance with prevailing Spanish law and the Bank of Spain’s requirements.

Terms of the Notes Specified in the Applicable Prospectus Supplement

The applicable prospectus supplement will describe the terms of the offered notes, including, where applicable, some or all of the following:

•	the title of the notes and series in which these notes will be included;

•	any limit on the aggregate principal amount of the notes;

•

whether the notes may be converted into or exercised or exchanged for debt or equity securities of BBVA or one or more third parties, the terms on which conversion, exercise or exchange may occur, including whether conversion, exercise or exchange is mandatory, at the option of the holder or at BBVA’s option, the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of securities issuable or deliverable upon conversion, exercise or exchange may be adjusted;

•	the price or prices (expressed as a percentage of the aggregate principal amount thereof) at which the notes will be issued;

•

if any of the notes are to be issuable in global form, when they are to be issuable in global form and (i) whether beneficial owners of interests in such notes may exchange such interests for notes of the same series and of like tenor and of any authorized form and denomination, and the circumstances under which any such exchanges may occur; (ii) the name of the depository with respect to any global note; and (iii) the form of any legend or legends that must be borne by any such note in addition to or in lieu of that set forth in the relevant indenture;

•

the date or dates, or the method or methods, if any, by which such date or dates will be determined, on which the principal of the offered notes is payable and, if other than the full principal amount thereof, the portion payable or the method or methods by which the portion of the principal amount of the notes payable on such date or dates is determined;

•

the rate or rates (which may be fixed or variable) at which the offered notes will bear interest, if any, or the method or methods, if any, by which such rate or rates will be determined and the manner upon which interest will be calculated if other than on the basis of a 360-day year of twelve 30-day months;

•	the date or dates from which interest on the notes, if any, will accrue or the method or methods, if any, by which such date or dates will be determined;

•

the date or dates on which such interest, if any, will be payable, the date or dates on which payment of such interest, if any, will commence and the regular record dates for the interest payment dates, if any;

•	whether and under what circumstances additional amounts on the notes must be payable;

•	the notice, if any, to holders of the notes regarding the determination of interest on a floating rate note and the manner of giving such notice;

•

the date or dates on or after which, or the period or periods, if any, during which and the price or prices at which BBVA or the holders of the notes may, pursuant to any optional redemption provisions in addition to those set forth in the prospectus, redeem the notes, and the other terms and provisions of such optional redemption;

•

if certificates representing the notes will be issued in temporary or permanent global form, the manner in which any principal, premium, if any, or interest payable on those global notes will be paid if other than as provided in the indentures;

•

each office or agency where, subject to the terms of the indenture, the principal, premium and interest, if any, and additional amounts, if any, on the notes will be payable, where the notes may be presented for registration of transfer or exchange and where notices or demands to BBVA in respect of the notes or the indenture may be served;

•

whether any of the notes are to be redeemable at the option of BBVA or of the holder thereof and, if so, the period or periods within which, the price or prices at which and the other terms and conditions upon which such notes may be redeemed, in whole or in part, at the option of BBVA or the holder and the terms and provisions of such optional redemption;

•

whether BBVA is obligated to redeem or purchase any of the notes pursuant to any sinking fund or analogous provision or at the option of any holder thereof and, if so, the period or periods within which, the price or prices at which and the other terms and conditions upon which such notes must be redeemed or purchased, in whole or in part, pursuant to such obligation, and any provisions for the remarketing of such notes;

•	the denomination in which the notes will be issuable;

•	whether any of the notes will be issued as original issue discount notes;

•

if other than the principal amount thereof, the portion of the principal amount of any of such notes that shall be payable upon declaration of acceleration of maturity thereof or the method by which such portion is to be determined;

•

if other than U.S. dollars, the currencies or currency units in which the principal, premium, if any, interest, if any, and additional amounts, if any, for the notes will be payable and the manner of determining the equivalent of such currencies in U.S. dollars;

•

whether the notes are senior notes issued pursuant to the senior indenture or subordinated notes issued pursuant to the subordinated indenture or whether the relevant prospectus supplement includes both types of notes;

•

if BBVA or a holder may elect payment of the principal, premium, and interest or additional amounts, if any, on the notes in a currency or currencies, currency unit or units or composite currency different from the one in which the notes are denominated or stated to be payable, the period or periods within which and terms and conditions on which such election may be made, as well as the time and manner of determining the exchange rate;

•

whether the amount of payments of principal of, premium and interest, if any, on or any additional amounts on the notes may be determined with reference to an index, formula or other method or methods which may, but need not be, based on one or more currencies, currency units or composite currencies, commodities, equity or other indices, and, if so, the terms and conditions upon which and the manner in which these amounts will be determined;

•	any deletions, modifications or additions to the events of default or covenants of BBVA with respect to the notes set forth in the relevant indenture;

•

the applicability of the defeasance provisions of the indenture applicable to such notes and any provisions in modification of, in addition to or in lieu of any of the defeasance provisions of the relevant indenture;

•	if any notes are to be issuable upon the exercise of warrants, the time, manner and place for such notes to be authenticated and delivered;

•

if any of the notes are to be issuable in global form and are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary note) only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and terms of such certificates, documents or conditions;

•	if there is more than one trustee, the identity of the trustee and, if other than the applicable trustee, the identity of each security registrar, paying agent and authenticating agent;

•	the “Stated Intervals” and the “Record Date” for purposes of Sections 312(a) (in the case of non-interest bearing notes) and 316(c), respectively, of the Trust Indenture Act;

•	the deed of issuance (escritura de emisión), if required, which shall be in Spanish language, related to the notes;

•	any material U.S. federal or Spanish income tax considerations applicable to the notes to the extent not described in this prospectus; and

•	any other terms of the notes, which shall not be inconsistent with the provisions of the indentures (as amended, if applicable, by the relevant supplemental indenture).

BBVA may issue notes as original issue discount notes. An original issue discount note is a note, including a zero coupon note, offered at a discount from the principal amount of the note due at its maturity. The applicable prospectus supplement will describe any additional material U.S. federal income tax consequences, the amount payable in the event of an acceleration and other special factors applicable to any original issue discount notes.

Payments of Additional Amounts

Unless otherwise specified in the applicable prospectus supplement, any amounts to be paid with respect to the notes shall be paid without withholding or deduction for or on account of any and all present or future taxes or duties of whatever nature unless such withholding or deduction is required by law. Except as otherwise provided herein, in the event any such withholding or deduction is imposed or levied by or on behalf of Spain or any political subdivision or authority thereof or therein having the power to tax, BBVA will pay to the relevant holder such additional amounts as may be necessary in order that the net amounts received by the holder, after such withholding or deduction equals the respective amounts of principal, premium, if any, interest, if any, and sinking fund payments, if any, which would otherwise have been receivable in respect of the notes in the absence of such withholding or deduction; except that no such additional amounts will be payable with respect to any note:

(a) to, or to a third party on behalf of, a holder who is liable for such taxes or duties by reason of such holder (or the beneficial owner for whose benefit such holder holds such note) having some connection with Spain other than the mere holding of such note (or such beneficial interest) or the mere crediting of the note to such holder’s account; or

(b) presented for payment (where presentation is required) more than 30 days after the Relevant Date (as defined below) except to the extent that the holder would have been entitled to additional amounts on presenting the same for payment on such thirtieth day assuming that day to have been a business day in such place of presentment; or

(c) in respect of any tax, assessment or other governmental charge that would not have been imposed but for the failure by the holder or beneficial owner of that note to comply with certification, information or other reporting requirements concerning the nationality, residence or identity of the holder or beneficial owner of that note, if compliance is required by statute or by regulation of Spain or of any political subdivision or taxing authority thereof or therein as a precondition to reduction of or relief or exemption from the tax, assessment or other governmental charge; or

(d) presented for payment (where presentation is required) by or on behalf of a holder who would be able to avoid such withholding or deduction by presenting the relevant note to another paying agent; or

(e) in the event that such note is redeemed pursuant to a Redemption for Failure to List (as such term is defined below under “—Redemption—Early Redemption for Taxation or Listing Reasons”).

Additional amounts will also not be paid with respect to any payment to a holder who is a fiduciary, a partnership, a limited liability company or other than the sole beneficial owner of that payment, to the extent that payment would be required by the laws of Spain (or any political subdivision thereof) to be included in the income, for Spanish tax purposes, of a beneficiary or settlor with respect to the fiduciary, a member of that partnership, an interest holder in that limited liability company or a beneficial owner who would not have been entitled to the additional amounts had it been the holder.

For the avoidance of doubt, no additional amounts will be paid by BBVA or any paying agent on account of any deduction or withholding from a payment on, or in respect of, the notes where such deduction or withholding is imposed pursuant to any agreement with the U.S. Internal Revenue Service in connection with Sections 1471-1474 of the U.S. Internal Revenue Code and the U.S. Treasury regulations thereunder (“FATCA”), any intergovernmental agreement between the United States and Spain or any other jurisdiction with respect to FATCA, or any law, regulation or other official guidance enacted in any jurisdiction implementing, or relating to, FATCA or any intergovernmental agreement.

As used above, “Relevant Date” means the date on which any payment first becomes due and payable, except that if the full amount of the moneys payable has not been received by the paying agent on or prior to such due date, it means the first date on which, the full amount of such moneys having been so received and being available for payment to the holders and notice to that effect is duly given to the holders in accordance with the provisions set forth under “—Notices” below.

Any reference to principal, interest or premium shall be deemed to include additional amounts to the extent payable in respect thereof.

Redemption

Optional Redemption

The applicable prospectus supplement will indicate, if applicable, the date or dates on or after which, or the period or periods, if any, during which and the price or prices at which BBVA or the holders of the notes may, pursuant to any optional redemption provisions in addition to those set forth below, redeem the notes, and the other terms and provisions of such optional redemption.

Early Redemption for Taxation or Listing Reasons

BBVA may, in compliance with the applicable capital adequacy regulations from time to time in force, redeem the notes of any series it has issued, subject to the restrictions described in this section and, in the case of subordinated notes, to the Bank of Spain’s prior approval, which under current Spanish bank regulations may not be sought prior to the fifth anniversary of the issuance of the series of subordinated notes. Subject to such restrictions, BBVA may, at its option, redeem a series of notes it has issued in whole, but not in part, at any time with not less than 30 days nor more than 60 days’ notice given in the manner described under “—Notices” below and in the applicable prospectus supplement and indenture.

The redemption price will be equal to 100% of the principal amount (or such other early tax redemption amount as may be specified in the applicable prospectus supplement) plus interest accrued to the date fixed for redemption.

Unless otherwise provided in the notes of any series, all (but not less than all) of the notes of any series may be redeemed at the option of BBVA, if, as a result of any change in or amendment to the laws or regulations of Spain (including any treaty to which Spain is a party) or any political subdivision or any authority or agency thereof or therein having power to tax, or any change in the application or official interpretation of such laws or regulations, which change, amendment, application or interpretation becomes effective on or after the date of the applicable prospectus supplement, either (i) BBVA would become obligated to pay additional amounts in making any payments under the notes, as described in the section entitled “—Payments of Additional Amounts” above, with respect to such payment, or (ii) BBVA would not be entitled to claim a deduction in computing tax liabilities in Spain in respect of any interest to be paid on the next interest payment date on such notes or the value of such deduction to BBVA would be materially reduced, provided that in the case of (i) above BBVA is not permitted to give notice to the trustee of the redemption earlier than 60 days prior to the earliest date on which BBVA would be obligated to deduct or withhold tax or pay additional amounts were a payment on the notes then due.

If BBVA elects to redeem the notes of any series, the applicable redemption price will become due and payable on such notes or portion thereof to be redeemed and, if applicable, they they will cease to accrue interest from the redemption date, unless BBVA fails to pay the redemption price on such redemption date.

In the case of any merger, consolidation, sale, conveyance or lease not considered an event of default, or in the case of any assumption of obligations under the notes of any series permitted by the applicable indenture by a successor, if the acquiring, resulting or successor person is not incorporated or tax resident in Spain, the acquiring, resulting or successor person will also be entitled to redeem the notes in the circumstances described above for any change or amendment to, or change in the application or official interpretation of, the laws or regulations of such person’s jurisdiction of incorporation or tax residence, which change or amendment must, in the case of a substituted issuer, occur subsequent to the date of the merger, consolidation, sale, conveyance, lease or assumption.

In addition, if any series of notes is not listed on an organized market in an Organization for Economic Co-operation and Development (“OECD”) country by the date that is 45 days prior to the initial interest payment date on such series of notes, BBVA may, at its election and having given no less than 15 days’ notice to the holders of such series of notes in accordance with the terms described below under “—Notices” and in the applicable prospectus supplement and indenture, redeem all of the outstanding notes of such series at their principal amount, together with accrued interest, if any, thereon to but not including the redemption date (any such redemption, a “Redemption for Failure to List”); provided that from and including the issue date of the notes of such series to and including such interest payment date, BBVA will use its reasonable efforts to obtain or maintain such listing, as applicable. See “—Common Terms” below.

In the event of a Redemption for Failure to List, BBVA will be required to withhold tax and will pay interest in respect of the principal amount of the notes redeemed net of the Spanish withholding tax applicable to such payments (currently 19%). If this were to occur, BBVA would not pay additional amounts and beneficial owners would have to follow the procedures set forth in the relevant prospectus supplement in order to apply directly to the Spanish tax authorities for any refund to which they may be entitled.

Common Terms

If BBVA or the holders have elected to redeem the notes of any series but prior to the deposit with the trustee or with a paying agent, as the case may be, of the redemption price with respect to such redemption the Relevant Spanish Resolution Authority exercises its Spanish Bail-in Power with respect to such notes, the relevant redemption notice shall be automatically rescinded and shall be of no force and effect, and no payment of the redemption price (and any accrued interest and additional amounts payable under the relevant indenture) will be due and payable.

Form, Transfer, Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, each series of notes will be issued in registered form only, without coupons. There will not be any service charge for any transfer or exchange of notes payable to BBVA, but BBVA may require payment to cover any tax or other governmental charge payable and any other expenses (including the fees and expenses of the trustee) that may be imposed in that regard.

Unless the applicable prospectus supplement provides otherwise, the principal, premium and interest (and any additional amounts) on the notes of a particular series will be payable, and transfer or exchange of the notes will be registrable, at the corporate trust office of The Bank of New York Mellon under the applicable indenture. However, if specified in the applicable prospectus supplement, BBVA may elect to pay any interest by check mailed to the address of the entitled person as it appears in the security register at the close of business on the regular record date for the interest or by transfer to an account maintained by the payee with a bank located in the United States.

Unless the applicable prospectus supplement provides otherwise, payment of interest on and any additional amounts with respect to a note on any interest payment date will be made to the person in whose name the note is registered at the close of business on the regular record date for the interest.

Global Certificates

BBVA may issue the notes of a series in whole or in part in the form of one or more global certificates representing the notes. Unless otherwise stated in the applicable prospectus supplement, DTC will act as securities depository for the notes. Therefore, BBVA will issue the notes only as registered securities registered in the name of Cede & Co. (DTC’s nominee) and will deposit with DTC one or more registered certificates representing in aggregate the total number of such notes.

As long as DTC or its nominee is the registered holder of a global certificate representing notes, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the notes represented by that global certificate for all purposes under the applicable indenture and the notes. Except as described below, owners of beneficial interests in a note represented by a global certificate will not be entitled to have the notes represented by such global certificate registered in their names, will not receive or be entitled to receive physical delivery of certificated notes and will not be considered the holders of such notes under the applicable indenture. Accordingly, each person owning a beneficial interest in a note represented by a global certificate must rely on the procedures of DTC and, if that person is not a participant in DTC, on the procedures of the participant in DTC through which the person owns its interest, to exercise any rights of a beneficial owner under the applicable indenture.

Beneficial interests in notes of any series represented by a global certificate will be exchangeable for notes of such series represented by individual security certificates, or certificated notes, and registered in the name or names of owners of such beneficial interests as specified in instructions provided by DTC to the trustee only if: (i) the depository is at any time unwilling, unable or ineligible to continue as depository or has ceased to be a clearing agency registered under the Exchange Act and, in either case, a successor depository is not appointed by BBVA within 60 days of the date BBVA is so informed in writing; (ii) BBVA executes and delivers to the trustee a company order to the effect it has elected to cause the issuance of definitive registered securities, (iii) an event of default has occurred and is continuing with respect to the securities, or (iv) there shall exist such circumstances, if any, in addition to or in lieu of the foregoing as have been specified for this purpose as contemplated by the relevant prospectus supplement.

Outstanding Notes

In determining whether the holders of the requisite principal amount of outstanding notes of a series have given any request, demand, authorization, direction, notice, consent or waiver under the notes of such series or the relevant indenture, any note owned by BBVA or any other obligor upon the notes or any affiliate of BBVA or such other obligor (if any such notes are so owned), will be deemed not to be outstanding. In addition, the portion of the principal amount of an original issue discount note (if any) that will be outstanding will be the amount that would be declared due and payable as of the date of determination and, unless the applicable prospectus supplement provides otherwise, the principal amount of an indexed note (if any) that will be outstanding will be the principal face amount determined on the date of its original issuance.

Modifications and Waivers

Modification of the Indenture With Consent of Holders

BBVA and the applicable trustee may amend or modify the applicable indenture and may waive any future compliance with such indenture by BBVA with the consent, as evidenced in an Act or Acts (as defined in the relevant indenture), of the holders of not less than a majority in principal amount of the outstanding notes of each series affected thereby voting as a class. However, the modification, amendment or waiver may not, without the consent or the affirmative vote of the holder of each note affected:

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change the stated maturity of the principal of, or any premium or installment of interest on or any additional amounts with respect to, any note, or reduce the principal amount thereof or the rate of interest thereon (except that holders of not less than 75% in principal amount of outstanding notes of a series may consent by Act, on behalf of the holders of all of the outstanding notes of such series, to the postponement of the stated maturity of any installment of interest for a period not exceeding three years from the original stated maturity of such installment (which original stated maturity shall have been fixed, for the avoidance of doubt, prior to any previous postponements of such installment)) or any additional amounts with respect thereto;

•	change any premium payable upon the redemption of such notes or otherwise;

•	change the obligation of BBVA to pay additional amounts;

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reduce the amount of the principal of an original issue discount note (if any) that would be due and payable upon a declaration of acceleration of the maturity of the note or the amount thereof provable in bankruptcy;

•	change the redemption provisions or adversely affect the right of repayment at the option of the holder;

•	change the place of payment or currency in which the payment of principal, any premium, interest or any additional amounts is payable;

•	impair the right to take legal action to enforce the payment when due of principal, any premium, interest or any additional amounts with respect to the notes;

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reduce the percentage in principal amount of notes outstanding the consent of whose holders is required to modify or amend the indenture or the terms and conditions of the notes or to waive a default under or compliance with any note or reduce the requirement for a quorum or voting;

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modify the provisions governing modification of such indenture with the consent of holders or give waivers of past defaults, and the consequences of such defaults, except to increase the percentage of outstanding notes of such series the consent of whose holders is required to modify and amend such indenture or to give any such waiver and except to provide that additional provisions of such indenture cannot be modified or waived without the consent of each holder of notes affected thereby; or

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change in any manner adverse to the interests of the holders of outstanding notes of any series the terms and conditions of the obligations of BBVA in respect of the due and punctual payment of principal, premium or interest or sinking fund payments, including any additional amounts;

except in each case with respect to any modification or amendment of the applicable indenture which is entered into as a result of, and to the extent required by, the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority (in which case neither the consent nor the affirmative vote of any holder of any note affected will be required).

The holders of not less than a majority in principal amount of the outstanding notes of any series on behalf of the holders of all the notes of such series may, by Act, waive any past default under the indenture with respect to that series, except a default in payment of the principal of or any premium or interest on or any additional amounts wth respect to, any notes of such series or in respect of certain covenants or provisions specified in the relevant indenture which cannot be modified or amended without the consent of each affected holder of outstanding notes of such series.

Modification of the Indenture without Consent of Holders

BBVA and the applicable trustee may modify and amend the applicable indenture without the consent of the holders to:

•	evidence the succession of another entity to BBVA, and the assumption by any such successor of the covenants of BBVA in such indenture and in the notes;

•	add to covenants of BBVA for the benefit of the holders of all or any series of notes or to surrender any right or power conferred upon BBVA;

•	establish the form or terms of notes of any series;

•	provide for the appointment of a successor trustee and to add to or change any of the provisions of such indenture to provide for or facilitate the administration of trusts under the indenture;

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cure any ambiguity or correct or supplement any defect or inconsistency in such indenture, or make any other provisions with respect to matters or questions arising under such indenture which do not adversely affect the interests of the holders of notes of any series in any material respect;

•	add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of notes;

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supplement any of the provisions of such indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of notes, provided such action does not adversely affect the interests of any holders of notes of such series or any other series in any material respect;

•	add any additional events of default for the benefit of the holders of all or any series of notes;

•	secure any notes;

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delete, amend or supplement any provision of such indenture or any indenture supplement thereto, provided such actions will not materially adversely affect the interests of the holders of notes then outstanding; or

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delete, amend or supplement any provision of such indenture or any indenture supplement thereto as a result of, and to the extent required by, the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority.

Discharge, Defeasance and Covenant Defeasance

BBVA may discharge certain obligations to holders of any series of notes that have not already been delivered to the applicable trustee for cancellation and that have become due and payable, will become due and payable at their stated maturity within one year or, if redeemable at the option of BBVA, are to be called for redemption within one year, by depositing or causing to be deposited with the applicable trustee, in trust, funds in an amount sufficient to pay and discharge the entire indebtedness on such notes, including principal, interest, premium and any additional amounts to the date of such deposit (if such notes have become due and payable) or to the maturity date of such notes, as the case may be.

BBVA may also elect to have its obligations under the indenture discharged with respect to the outstanding notes of any series (“legal defeasance”). Legal defeasance means that BBVA will be deemed to have paid and discharged the entire indebtedness represented by the outstanding notes of such series under the relevant indenture, except for:

•	the rights of holders of such outstanding notes to receive principal, any premium, interest and any additional amounts when due from the trust described below;

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the obligations of BBVA to issue temporary notes, register the transfer of notes, replace temporary or mutilated, destroyed, lost or stolen notes, pay additional amounts, maintain an office or agency for payment and hold money for payments in trust;

•	the rights, powers, trusts, duties and immunities of the applicable trustee; and

•	the defeasance provisions of the applicable indenture.

In addition, BBVA may elect to have its obligations released with respect to certain covenants in the applicable indenture (“covenant defeasance”). Any omission to comply with any obligations so released will not constitute a default or an event of default with respect to the notes of any series.

In order to exercise either legal defeasance or covenant defeasance with respect to outstanding notes of or within any series:

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BBVA must irrevocably have deposited or caused to be deposited with the applicable trustee, in trust, money, in U.S. dollars or in the foreign currency in which such notes are payable at stated maturity, or U.S. government obligations or a combination of money and U.S. government obligations applicable to such notes which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay and discharge when due all of the principal, interest and any premium of such notes and any mandatory sinking fund or analogous payments thereon;

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the legal defeasance or covenant defeasance must not result in a breach or violation of, or constitute a default under, the applicable indenture or any other material agreement or instrument to which BBVA is a party or by which it is bound;

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no event of default or event which, with notice or lapse of time, or both, would become an event of default with respect to the outstanding notes of that series may have occurred and be continuing on the date of the establishment of such a trust, and in the case of legal defeasance, at any time during the period ending on the 91st day after such date;

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BBVA must have delivered to the applicable trustee an opinion of counsel of recognized standing to the effect that the beneficial owners of such notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the legal defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the legal defeasance or covenant defeasance had not occurred. In the case of legal defeasance only, the opinion of counsel must refer to and be based upon a letter ruling of the Internal Revenue Service received by BBVA, a Revenue Ruling published by the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of this prospectus;

•	BBVA must have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent to such defeasance have been complied with;

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the legal defeasance or covenant defeasance must not cause the applicable trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming all relevant notes are in default within the meaning of such Act);

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the legal defeasance or covenant defeasance must not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless such trust shall be registered under such Act or exempt from registration thereunder; and

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in the case of the subordinated notes, BBVA shall have delivered to the applicable trustee an opinion of counsel substantially to the effect that (i) the trust funds deposited to effect the legal defeasance or covenant defeasance will not be subject to any rights of holders of Senior Indebtedness (as defined below under “—Subordinated Notes—Subordination of Subordinated Notes”), including those arising under the applicable subordination provisions of the subordinated indenture, and (ii) after the second anniversary following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, except that if a court were to rule under any such law in any case or proceeding that the trust funds remained property of BBVA, no opinion is given as to the effect of such laws on the trust funds except in certain limited circumstances set forth in the subordinated indenture.

Unless otherwise provided in the applicable prospectus supplement, if, after BBVA has deposited funds or U.S. government obligations to effect legal defeasance or covenant defeasance with respect to notes of any series,

•	the holder of a note of such series is entitled to elect and does elect to receive payment in a currency other than that in which such deposit has been made in respect of such note; or

•	a “conversion event” (as defined below) occurs in respect of the foreign currency in which such deposit has been made; then,

the indebtedness represented by such note shall be deemed to have been and will be fully discharged and satisfied through the payment of the principal, any premium, interest and any additional amounts on such note as it becomes due out of the proceeds yielded by converting the amount or other property so deposited into the currency in which such note becomes payable as a result of such election or such conversion event based on the applicable market exchange rate for such currency in effect on the second business day prior to such payment date, except, with respect to a conversion event, for such foreign currency in effect at the time of the conversion event.

A “conversion event” means the cessation of use of (i) a foreign currency both by the government of the country which issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community, or (ii) the euro both within the European monetary system and for the settlement of transactions by public institutions of or within the EU.

In the event BBVA effects covenant defeasance with respect to any notes and such notes are declared due and payable because of the occurrence of any event of default, the amount in money and U.S. government obligations deposited in trust will be sufficient to pay amounts due on such notes at the time of their stated maturity. They may not, however, be sufficient to pay amounts due on such notes at the time of the acceleration resulting from such event of default. In this case, BBVA will remain liable to make payment of such amounts due at the time of acceleration.

The applicable prospectus supplement may further describe the provisions permitting legal defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the notes of a particular series.

Upon the exercise of the Spanish Bail-in Power with respect to a series of notes which results in the redemption, cancellation, or the conversion into other securities, of all the Amounts Due on the notes of such series or such notes otherwise ceasing to be outstanding, the applicable indenture shall be deemed satisfied and discharged as to such series.

Notices

All notices to holders of registered notes shall be validly given if mailed to them at their respective addresses in the register maintained by the applicable trustee.

The Trustee

The Bank of New York Mellon, the trustee currently appointed pursuant to the indentures, has its corporate trust office located at 101 Barclay Street, New York, NY 10286 and the indentures will be administered by The Bank of New York Mellon acting (except with respect to its role as security registrar) through its London Branch at One Canada Square, London E14 5AL, United Kingdom or such other location in New York or England as notified by the trustee to BBVA from time to time. The trustee and any trustee appointed pursuant to the senior indenture or the subordinated indenture shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act.

By its acquisition of any notes offered hereunder, each holder thereof, to the extent permitted by the Trust Indenture Act, waives any and all claims, in law and/or in equity, against the trustee for, agrees not to initiate a suit against the trustee in respect of, and agrees that the trustee shall not be liable for, any action that the trustee takes, or abstains from taking, in either case in accordance with the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the notes of such series. Additionally, by its acquisition of any notes of any series offered hereunder, each holder thereof acknowledges and agrees that, upon the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to such series of notes, (a) the trustee shall not be required to take any further directions from holders of the notes of such series with respect to any portion of the notes of such series that is written down, converted to equity and/or cancelled under the provision of the applicable indenture which authorizes holders of a majority in aggregate outstanding principal amount of the notes of a series to direct certain actions relating to the notes of such series, and (b) the applicable indenture shall not impose any duties upon the trustee whatsoever with respect to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority; provided, however, that notwithstanding the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to notes of a series, so long as any notes of such series remain outstanding, there shall at all times be a trustee for the notes of such series in accordance with the relevant indenture, and the resignation and/or removal of the applicable trustee and the appointment of a successor trustee shall continue to be governed by the relevant indenture, including to the extent no additional supplemental indenture or amendment is agreed upon in the event the notes of such series remain outstanding following the completion of the exercise of the Spanish Bail-in Power.

Subject to the provisions of the Trust Indenture Act, the applicable trustee is under no obligation to exercise any of the powers vested in it by the applicable indenture at the request of any holder of notes, unless offered reasonable security or indemnity by the holder against the costs, expenses and liabilities which might be incurred thereby.

BBVA and some of its subsidiaries maintain deposits with and conduct other banking transactions with The Bank of New York Mellon in the ordinary course of business.

Successor Trustees

Any trustee in respect of the notes of a series may resign or be removed by holders of a majority in principal amount of notes of such series at any time, effective upon the acceptance by a successor trustee of the respective appointment. The indentures provide that any successor trustee will have a combined capital and surplus of not less than $50,000,000 and shall be a corporation, association, company or business trust organized and doing business under the laws of the United States or any of its states or territories or the District of Columbia and in good standing. No person shall accept its appointment as a successor trustee with respect to the notes of a series unless at the time of such acceptance such successor trustee shall be qualified and eligible under the relevant indenture.

Repayment of Funds

All monies paid by BBVA to the applicable trustee or a paying agent for payment of principal, premium or interest and any additional amounts on any notes which remain unclaimed at the end of two years after that payment has been made will be repaid to BBVA on BBVA’s request and all liability of the applicable trustee or the paying agent related to it will cease, and, if permitted by law, the holder of the applicable note will look only to BBVA for payment as its general unsecured creditor.

Prescription

All claims against BBVA for payment of principal, premium, interest or additional amounts on or in respect of the notes will become void unless made within the earlier of (i) six years or (ii) any applicable shorter period provided for under New York law, starting from the later of the date on which that payment first became due and the date on which the full amount was received by the applicable trustee or the paying agent.

Consolidation, Merger and Conveyance of Assets; Assumption

Except as provided by the events of default, nothing contained in the indentures or in any of the notes shall prevent any consolidation, amalgamation or merger of BBVA with or into any other person or persons (whether or not affiliated with BBVA), or successive consolidations, amalgamations or mergers in which BBVA or the successor or successors of BBVA shall be a party or parties, or shall prevent any sale, conveyance or lease of the property of BBVA as an entirety or substantially as an entirety, to any other person (whether or not affiliated with BBVA); provided that the person formed by or into which BBVA is consolidated, amalgamated or merged shall assume the due and punctual payment of the principal of (and premium, if any), interest and additional amounts, if any, on the notes in accordance with the provisions thereof and the indentures, and the performance of every covenant of the indentures on the part of BBVA to be performed or observed.

Any holding company or wholly-owned subsidiary of BBVA may assume BBVA’s obligations under the notes of any series without the consent of any holder, provided that certain conditions are satisfied, including that the successor entity has ratings for long-term senior debt (in case of senior notes) or long-term subordinated debt (in the case of subordinated notes) assigned by Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies Inc. or Moody’s Investors Service, Inc. which are the same as or higher than the credit rating for long-term senior or subordinated debt, as the case may be, of BBVA (or, if applicable, the previous successor entity) immediately prior to such assumption. Upon any such assumption, all of BBVA’s direct obligations under the notes of the relevant series and, with respect to such notes, all of BBVA’s direct obligations under the relevant indenture shall immediately be discharged, and the successor entity shall succeed to, and be substituted for, and may exercise every right and power of, BBVA under the indenture with respect to any such notes with the same effect as if such successor entity had been named as BBVA in the indenture.

In the case of any merger, consolidation, sale, conveyance or lease, or in the case of any assumption of obligations under the notes of any series permitted by the relevant indenture by a successor, if the acquiring, resulting or successor person is not incorporated or tax resident in Spain, additional amounts under the notes will be payable for taxes imposed by the jurisdiction of incorporation or tax residence of such person (subject to exceptions equivalent to those that apply to the obligation to pay additional amounts for taxes imposed by the laws of Spain) rather than taxes imposed by Spain.

An assumption of the obligations of BBVA under any series of notes may be considered for U.S. federal income tax purposes to be a deemed exchange by the beneficial owners of the notes of such series for new notes. In that case, U.S. taxpayers could be required to recognize a taxable gain or loss for U.S. federal income tax purposes and may be subject to certain other adverse U.S. tax consequences. U.S. beneficial owners of notes should consult their tax advisors regarding the U.S. federal, state and local income tax consequences of an assumption.

Governing Law

The notes and the indentures will be governed by and construed under the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in said state, except that the authorization and execution by BBVA of the indentures and the notes and the issuance of the notes will be governed by and construed in accordance with Spanish law. In addition, certain provisions of the notes and the indentures related to the status of the notes and, where applicable, the subordination of the notes shall be governed by and construed in accordance with Spanish law.

Senior Notes

The senior notes will constitute direct, unconditional, unsubordinated and unsecured indebtedness of BBVA and will rank pari passu among themselves and with all other present and future unsubordinated and unsecured indebtedness of BBVA, but in the event of insolvency only to the extent permitted by Spanish Law 22/2003 of July 9 (Ley Concursal), as amended, replaced or supplemented from time to time (the “Insolvency Law”), regulating insolvency proceedings in Spain, or other laws relating to or affecting the enforcement of creditors’ rights in Spain.

Events of Default

Except as provided in the second paragraph immediately below, “event of default”, wherever used below with respect to the senior notes of any series, means any one of the following events, unless, with respect to a particular series of senior notes, such event is specifically deleted or modified in or pursuant to supplemental indentures or Board resolutions creating such series of senior notes or in the officer’s certificate for such series:

•	default by BBVA in the payment of the principal of any senior note of such series when due and payable at its maturity and such default is not remedied within 14 days;

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default by BBVA in the payment of any interest on or any additional amounts payable in respect of any senior note of such series when such interest becomes or such additional amounts become due and payable, and continuance of such default for a period of 21 days;

•	default by BBVA in the payment of any premium or deposit of any sinking fund payment, when and as due by the terms of a senior note of such series, and such default is not remedied in 30 days;

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default in the performance or breach of certain covenants or warranties of BBVA in the senior indenture or the senior notes, and continuance of such breach or default for a period of 30 days after there has been given, by registered or certified mail, to BBVA by the trustee or to BBVA and the trustee by any holder or the holders of any outstanding senior notes of such series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the senior indenture;

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an order is made by any competent court commencing insolvency proceedings (procedimientos concursales) against BBVA or an order of any competent court or administrative agency is made or a resolution is passed by BBVA for the dissolution or winding up of BBVA, except in any such case for the purpose of a reconstruction or a merger or amalgamation which has been approved by an Act of the holders of the senior notes of such series, or where the entity resulting from any such reconstruction or merger or amalgamation is a financial institution (entidad de crédito according to Article 1 of Law 10/2014 of June 26, on regulation, oversight and solvency of credit institutions, as amended, replaced or supplemented from time to time) and will have a rating for long-term senior debt assigned by

Standard & Poor’s Ratings Services, Moody’s Investors Service or Fitch Ratings Ltd. equivalent to or higher than the rating for long-term senior debt of BBVA immediately prior to such reconstruction or merger or amalgamation;

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BBVA is adjudicated or found bankrupt or insolvent by any competent court, or any order of any competent court or administrative agency is made for, or any resolution is passed by BBVA to apply for, judicial composition proceedings with its creditors for the appointment of a receiver or trustee or other similar official in insolvency proceedings (procedimientos concursales) in relation to BBVA or of a substantial part of its assets (unless in the case of an order for a temporary appointment, such appointment is discharged within 30 days);

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BBVA (except for the purpose of an amalgamation, merger or reconstruction approved by an Act of the holders of the senior notes of such series, or where the entity resulting from any such amalgamation, merger or reconstruction will have a rating for long-term senior debt assigned by Standard & Poor’s Ratings Services, Moody’s Investors Service or Fitch Ratings Ltd. equivalent to or higher than the rating for long-term senior debt of BBVA immediately prior to such amalgamation, merger or reconstruction) ceases or threatens to cease to directly or indirectly carry on the whole or substantially the whole of its business; or

•

a holder of a security interest takes possession of the whole or any substantial part of the assets or business of BBVA or an order of any competent court or administrative agency is made for the appointment of an administrative or other receiver, manager, administrator or similar official in relation to BBVA or in relation to the whole or any substantial part of the business or assets of BBVA (in each case, other than in connection with a Resolution or an Early Intervention with respect to BBVA), or a distress or execution is levied or enforced upon or sued out against any substantial part of the business or assets of BBVA and is not discharged within 30 days.

For the purpose of the above definition, a report by the external auditors from time to time of BBVA as to whether any part of the business or assets of BBVA is “substantial” shall, in the absence of manifest error, be conclusive.

Notwithstanding the above, any Resolution or Early Intervention with respect to BBVA will not, in and of itself and without regard to any other fact or circumstance, constitute a default or an event of default under the fifth and sixth bullet points set forth above or any provision of the senior indenture with respect to the senior notes of any series. In addition, neither (i) a reduction or cancellation, in part or in full, of the Amounts Due on the senior notes of any series, or the conversion thereof into another security or obligation of BBVA or another person, in each case as a result of the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to BBVA, nor (ii) the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the senior notes of any series, will constitute an event of default or default under the senior indenture or the senior notes of any series. See “—Agreement with Respect to the Exercise of the Spanish Bail-in Power”. In addition, no repayment or payment of Amounts Due on the senior notes of any series will become due and payable or be paid after the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority if, and to the extent that, such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise.

If an event of default with respect to the senior notes of any series at the time outstanding occurs and is continuing, then the applicable trustee, acting pursuant to an Act of the holders of the senior notes of the relevant series, with respect to all outstanding senior notes of such series, or the holder of any outstanding senior note of the relevant series, with respect to such senior note held by such holder, may declare the principal, or such lesser amount as may be provided for in the senior notes of such series, of such senior notes or senior note, as the case may be, to be due and payable immediately in accordance with the terms of the senior indenture.

At any time after such a declaration of acceleration with respect to the senior notes or a senior note, as the case may be, of any series has been made and before a judgment or decree for payment of the money due has been obtained by the applicable trustee as provided in the senior indenture, the holders of not less than a majority in principal amount of the outstanding senior notes of such series may, by Act rescind and annul such declaration and its consequences if:

1.	BBVA has paid or deposited with the applicable trustee a sum of money sufficient to pay:

(A)	all overdue installments of any interest on and additional amounts with respect to all senior notes of such series;

(B)	the principal of and any premium on any senior notes of such series which have become due otherwise than by such declaration of acceleration and interest thereon and any additional amounts with respect thereto at the rate or rates borne by or provided for in such senior notes;

(C)	to the extent that payment of such interest or additional amounts is lawful, interest upon overdue installments of any interest and additional amounts at the rate or rates borne by or provided for in such senior notes; and

(D)	all sums paid or advanced by the applicable trustee and the reasonable compensation, expenses, disbursements and advances of the applicable trustee, its agents and counsel and all other amounts due to the applicable trustee under the senior indenture; and

2.	all Events of Default with respect to senior notes of such series, other than the non-payment of the principal of and any premium and interest on, and any additional amounts with respect to senior notes of such series which have become due solely by such declaration of acceleration, shall have been cured or waived as provided in the senior indenture.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Subject to payment of the applicable trustee’s fees and expenses, the holders of not less than a majority in principal amount of the outstanding senior notes of any series on behalf of the holders of all the senior notes of such series may, by Act waive any past event of default under the senior indenture with respect to such series and its consequences, except a default in the payment of the principal of or any premium, or interest on, or any additional amounts with respect to, any senior note of such series or in respect of a covenant or provision of the senior indenture that cannot be modified or amended without the consent of each holder of outstanding senior notes of such series.

No holder of any of the senior notes of any series has the right to institute any proceeding, judicial or otherwise, with respect to the senior indenture or any remedy thereunder, unless (i) such holder has previously given written notice to the applicable trustee of a continuing event of default with respect to the senior notes of such series; (ii) the holders of not less than 25% in principal amount of the outstanding senior notes of such series have made written request to the applicable trustee to institute proceedings in respect of such event of default as trustee under the senior indenture with respect to such series of senior notes and such holder or holders have offered to the applicable trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request; (iii) the applicable trustee has failed to institute any such proceeding within 60 days after its receipt of such notice, request and offer of indemnity; and (iv) the applicable trustee has not received any direction inconsistent with such written request during such 60-day period by the holders of a majority in principal amount of the outstanding senior notes of such series.

Except as set forth in the immediately following paragraph, notwithstanding any other provision in the senior indenture and the senior notes, the right of each holder is absolute and unconditional, to receive payment of the principal of, any premium and, subject to certain provisions in the senior indenture with respect to payment of defaulted interest, interest on, and any additional amounts with respect to, his or her senior note or notes on or after the respective maturity or maturities therefor specified in such senior notes (or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of such holder if provided in or pursuant to the senior indenture, on or after the date such repayment is due) and to institute suit for the enforcement of any such payment, which cannot be impaired or affected without the consent of such holder, except that holders of not less than 75% in principal amount of outstanding senior notes of a series may consent by Act on behalf of the holders of all outstanding senior notes of such series, to the postponement of the maturity of any installment of interest for a period not exceeding three years from the original maturity of such installment (which original maturity shall have been fixed, for the avoidance of doubt, prior to any previous postponements of such installment).

The senior notes of any series may be subject to the exercise of the Spanish Bail-in Power, and no holder of any senior note shall have any claim against BBVA in connection with or arising out of any such exercise.

Within 90 days after the occurrence of any default under the senior indenture known to the applicable trustee with respect to the senior notes of any series, such trustee shall transmit by mail to all holders of senior notes of such series entitled to receive reports, notice of such default, unless such default shall have been cured or waived. Except in the case of a default in the payment of the principal of (or premium, if any), or interest, if any, on, or additional amounts with respect to, any senior note of such series, such trustee may withhold such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or responsible officers of such trustee in good faith determine that the withholding of such notice is in the best interest of the holders of senior notes of such series. For the purpose of this paragraph, the term “default” means any event which is, or after notice or lapse of time or both would become, an event of default with respect to senior notes of such series.

Subordinated Notes

Subordination of Subordinated Notes

BBVA’s obligations under the subordinated notes, whether on account of principal, interest or otherwise, will constitute direct, unconditional and subordinated obligations. Subject to mandatory provisions of Spanish law, in the event of insolvency (concurso) of BBVA under the Insolvency Law, the obligations of BBVA on account of principal of the subordinated notes will fall within the category of subordinated credits (créditos subordinados) (as defined in the Insolvency Law) and will rank in right of payment after Senior Indebtedness (as defined below) and will at all times rank pari passu among themselves and pari passu with all other present and future subordinated credits (créditos subordinados) (as defined in the Insolvency Law) of BBVA, except for certain subordinated obligations expressed, by law or by their terms, to rank senior or junior to the subordinated notes. Accordingly, no amount shall be payable to the holders of subordinated notes until the claims with respect to all Senior Indebtedness (other than as aforesaid) admitted in the insolvency (concurso) of BBVA under the Insolvency Law have been satisfied pursuant to the laws of Spain. Additional detail on the status of the securities may be included in the applicable prospectus supplement.

Prior to any voluntary or necessary declaration of insolvency (concurso) of BBVA under the Insolvency Law or any voluntary or mandatory liquidation of BBVA or similar procedure, BBVA may be subject to an Early Intervention or Resolution and the subordinated notes of any series may be subject to the exercise of the Spanish Bail-in Power, in which case no holder of any subordinated note shall have any claim against BBVA in connection with or arising out of any such exercise of the Spanish Bail-in Power.

Except as provided above, nothing contained in the subordinated indenture or in any of the subordinated notes will affect the obligation of BBVA to make, or prevent BBVA from making, at any time, payments of principal of (or premium, if any) or interest, if any, on the subordinated notes or on account of the purchase or other acquisition of subordinated notes or prevent the application by the applicable trustee of any moneys deposited with it under the subordinated indenture to the payment of or on account of the principal of (or premium, if any) or interest, if any, on the subordinated notes, unless such trustee shall have received written notice of any event prohibiting the making of such payment.

Any renewal or extension of the time of payment of any Senior Indebtedness or the exercise by the holders of Senior Indebtedness of any of their rights under any instrument creating or evidencing Senior Indebtedness, including, without limitation, the waiver of default thereunder, may be made or done all without notice to or assent from the holders of the subordinated notes or the applicable trustee.

No compromise, alteration, amendment, modification, extension, renewal or other change of, or waiver, consent or other action in respect of, any liability or obligation under or in respect of, or of any of the terms, covenants or conditions of any indenture or other instrument under which any Senior Indebtedness is outstanding or of such Senior Indebtedness, whether or not such release is in accordance with the provisions of any applicable document, will in any way alter or affect any of the subordination provisions of the subordinated indenture or of the subordinated notes relating to the subordination thereof.

Each holder of subordinated notes by his or her acceptance thereof authorizes and directs the applicable trustee on his or her behalf to take such action as may be necessary or appropriate to effectuate the subordination of the subordinated notes as provided in the subordinated indenture and as summarized herein and appoints the applicable trustee his attorney-in-fact for any and all such purposes, including, if required, to grant any private or public documents on such holder’s behalf.

The applicable trustee’s claims under the subordinated indenture are not subordinated.

“Senior Indebtedness” means, with respect to BBVA, all rights and claims, whether outstanding on the date of the subordinated indenture or thereafter created, incurred, assumed or guaranteed, and all amendments, renewals, extensions, modifications and refundings of indebtedness or obligations represented by such rights and claims, (i) of privileged creditors (acreedores privilegiados), unsecured and unsubordinated creditors (acreedores comunes), those subordinated creditors referred to in art. 92.1 of the Insolvency Law and insolvency estate creditors (acreedores contra la masa) of BBVA, in each case as determined in accordance with the Insolvency Law; or (ii) if such Insolvency Law is no longer in effect, all of such rights and claims of all creditors of BBVA, unless in any such case the instrument by which the indebtedness or obligations represented by such rights and claims are created, incurred, assumed or guaranteed by BBVA, or are evidenced, provides that they are subordinate, or are not superior, in right of payment to the subordinated notes.

Events of Default

“Event of default”, wherever used below with respect to subordinated notes of any series, means any one of the following events, unless, with respect to a particular series of subordinated notes, such event is specifically deleted or modified in or pursuant to supplemental indentures or Board resolutions creating such series of subordinated notes or in the officer’s certificate for such series:

•

an order is made by any competent court commencing insolvency proceedings (procedimientos concursales) against BBVA or an order of any competent court or administrative agency is made or a resolution is passed by BBVA for the dissolution or winding up of BBVA, except in any such case for the purpose of a reconstruction or a merger or amalgamation which has been approved by an Act of the holders relating to such series, or where the entity resulting from any such reconstruction or merger or amalgamation is a financial institution (entidad de crédito according to Article 1 of Law 10/2014 of June 26, on regulation, oversight and solvency of credit institutions, as amended, replaced or supplemented from time to time) and will have a rating for long-term senior debt assigned by Standard & Poor’s Ratings Services, Moody’s Investors Service or Fitch Ratings Ltd. equivalent to or higher than the rating for long-term senior debt of BBVA immediately prior to such reconstruction or merger or amalgamation; or

•	any other event of default that may be specified pursuant to the subordinated indenture.

Notwithstanding the above, any Resolution or Early Intervention with respect to BBVA will not, in and of itself and without regard to any other fact or circumstance, constitute a default or an event of default under the first bullet point set forth above or any provision of the subordinated indenture with respect to the subordinated notes of any series. In addition, neither (i) a reduction or cancellation, in part or in full, of the Amounts Due on the subordinated notes of any series, or the conversion thereof into another security or obligation of BBVA or another person, in each case as a result of the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to BBVA, nor (ii) the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the subordinated notes of any series, will constitute an event of default or default under the subordinated indenture or the subordinated notes of any series. See “—Agreement with Respect to the Exercise of the Spanish Bail-in Power”. In addition, no repayment or payment of Amounts Due on the subordinated notes of any series will become due and payable or be paid after the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority if, and to the extent that, such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise.

If an event of default with respect to the subordinated notes of any series at the time outstanding occurs and is continuing, then the applicable trustee, acting pursuant to an Act of the holders of the subordinated notes of the relevant series, with respect to all outstanding subordinated notes of such series, or the holder of any outstanding subordinated note of the relevant series, with respect to such subordinated note held by such holder, may declare the principal, or such lesser amount as may be provided for in the subordinated notes of such series (if applicable), of such subordinated notes or subordinated note, as the case may be, to be due and payable immediately in accordance with the terms of the subordinated indenture.

At any time after such a declaration of acceleration with respect to the subordinated notes or a subordinated note, as the case may be, of any series has been made and before a judgment or decree for payment of the money due has been obtained by the applicable trustee as provided in the subordinated indenture, the holders of not less than a majority in principal amount of the outstanding subordinated notes of such series may, by Act, rescind and annul such declaration and its consequences if:

1.	BBVA has paid or deposited with the applicable trustee a sum of money sufficient to pay:

(A)	all overdue installments of any interest on and additional amounts with respect to all subordinated notes of such series;

(B)	the principal of and any premium on any subordinated notes of such series which have become due otherwise than by such declaration of acceleration and interest thereon and any additional amounts with respect thereto at the rate or rates borne by or provided for in such subordinated notes;

(C)	to the extent that payment of such interest or additional amounts is lawful, interest upon overdue installments of any interest and additional amounts at the rate or rates borne by or provided for in such subordinated notes; and

(D)	all sums paid or advanced by the applicable trustee and the reasonable compensation, expenses, disbursements and advances of the applicable trustee, its agents and counsel and all other amounts due to the applicable trustee under the subordinated indenture; and

2.	all Events of Default with respect to subordinated notes of such series, other than the non-payment of the principal of and any premium and interest on, and any additional amounts with respect to subordinated notes of such series which have become due solely by such declaration of acceleration, shall have been cured or waived as provided in the subordinated indenture.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Subject to payment of the applicable trustee’s fees and expenses, the holders of not less than a majority in principal amount of the outstanding subordinated notes of any series on behalf of the holders of all the subordinated notes of such series may, by Act, waive any past event of default under the subordinated indenture with respect to such series and its consequences, except a default in the payment of the principal of or any premium, or interest on, or any additional amounts with respect to, any subordinated note of such series or in respect of a covenant or provision of the subordinated indenture that cannot be modified or amended without the consent of each holder of outstanding subordinated notes of such series.

No holder of any of the subordinated notes of any series has the right to institute any proceeding, judicial or otherwise, with respect to the subordinated indenture or any remedy thereunder, unless (i) such holder has previously given written notice to the applicable trustee of a continuing event of default with respect to the subordinated notes of such series; (ii) the holders of not less than 25% in principal amount of the outstanding subordinated notes of such series have made written request to the applicable trustee to institute proceedings in respect of such event of default as trustee under the subordinated indenture with respect to such series of subordinated notes and such holder or holders have offered to the applicable trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request; (iii) the applicable trustee has failed to institute any such proceeding within 60 days after its receipt of such notice, request and offer of indemnity; and (iv) the applicable trustee has not received any direction inconsistent with such written request during such 60-day period by the holders of a majority in principal amount of the outstanding subordinated notes of such series.

Except as set forth in the immediately following paragraph, notwithstanding any other provision in the subordinated indenture and the subordinated notes, the right of each holder is absolute and unconditional, to receive payment of the principal of, any premium and, subject to certain provisions in the subordinated indenture with respect to payment of defaulted interest, interest on, and any additional amounts with respect to, his or her subordinated note or notes on or after the respective maturity or maturities therefor specified in such subordinated notes (or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of such holder if provided in or pursuant to the subordinated indenture, on or after the date such repayment is due) and to institute suit for the enforcement of any such payment, which cannot be impaired or affected without the consent of such holder, except that holders of not less than 75% in principal amount of outstanding subordinated notes of a series may consent by Act, on behalf of the holders of all outstanding subordinated notes of such series, to the postponement of the maturity of any installment of interest for a period not exceeding three years from the original maturity of such installment (which original maturity shall have been fixed, for the avoidance of doubt, prior to any previous postponements of such installment).

The subordinated notes of any series may be subject to the exercise of the Spanish Bail-in Power, and no holder of any subordinated note shall have any claim against BBVA in connection with or arising out of any such exercise.

Within 90 days after the occurrence of any default under the subordinated indenture known to the applicable trustee with respect to the subordinated notes of any series, such trustee shall transmit by mail to all holders of subordinated notes of such series entitled to receive reports, notice of such default, unless such default shall have been cured or waived. Except in the case of a default in the payment of the principal of (or premium, if any), or interest, if any, on, or additional amounts with respect to, any subordinated note of such series, such trustee may withhold such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or responsible officers of such trustee in good faith determine that the withholding of such notice is in the best interest of the holders of subordinated notes of such series. For the purpose of this paragraph, the term “default” means any event which is, or after notice or lapse of time or both would become, an event of default with respect to subordinated notes of such series.

Perpetual Subordinated Debt

BBVA may not issue subordinated notes under the subordinated indenture that do not have a stated maturity or which are otherwise treated as equity for U.S. federal income tax purposes.

Agreement with Respect to the Exercise of the Spanish Bail-in Power

Notwithstanding any other term of the notes of any series, the indentures or any other agreements, arrangements, or understandings between BBVA and any holder, by its acquisition of any notes offered hereunder, each holder (which, for the purposes of this section, includes each holder of a beneficial interest in the notes) acknowledges, accepts, consents to and agrees to be bound by: (i) the exercise and effects of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority, which may be imposed with or without any prior notice with respect to the notes of any series, and may include and result in any of the following, or some combination thereof: (1) the reduction or cancellation of all, or a portion, of the Amounts Due on the notes of any series; (2) the conversion of all, or a portion, of the Amounts Due on the notes of any series into shares, other securities or other obligations of BBVA or another person (and the issue to or conferral on the holder of any such shares, securities or obligations), including by means of an amendment, modification or variation of the terms of the notes; (3) the cancellation of the notes of any series; (4) the amendment or alteration of the maturity of the notes of any series or amendment of the amount of interest payable on the notes of any series, or the date on which the interest becomes payable, including by suspending payment for a temporary period; and (ii) the variation of the terms of the notes of any series or the rights of the holders thereunder or under the relevant indenture, if necessary, to give effect to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority.

By its acquisition of any notes offered hereunder, each holder thereof acknowledges and agrees that neither a reduction or cancellation, in part or in full, of the Amounts Due on the notes of any series or the conversion thereof into another security or obligation of BBVA or another person, in each case as a result of the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to BBVA, nor the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the notes of a series shall: (i) give rise to a default or event of default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act or (ii) be a default or an event of default with respect to the notes or under the relevant indenture. By its acquisition of any notes offered hereunder, each holder further acknowledges and agrees that no repayment or payment of Amounts Due on the notes of any series will become due and payable or be paid after the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority if, and to the extent that, such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise.

By its acquisition of any notes offered hereunder, each holder thereof, to the extent permitted by the Trust Indenture Act, waives any and all claims, in law and/or in equity, against the trustee for, agrees not to initiate a suit against the trustee in respect of, and agrees that the trustee shall not be liable for, any action that the trustee takes, or abstains from taking, in either case in accordance with the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the notes of such series. Additionally, by its acquisition of any notes of any series offered hereunder, each holder thereof acknowledges and agrees that, upon the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to such series of notes, (a) the trustee shall not be required to take any further directions from holders of the notes of such series with respect to any portion of the notes of such series that is written down, converted to equity and/or cancelled under the provision of the applicable indenture which authorizes holders of a majority in aggregate outstanding principal amount of the notes of a series to direct certain actions relating to the notes of such series, and (b) the applicable indenture shall not impose any duties upon the trustee whatsoever with respect to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority; provided, however, that notwithstanding the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to a series of notes, so long as any notes of such series remain outstanding, there shall at all times be a trustee for the notes of such series, and the resignation and/or removal of the applicable trustee and the appointment of a successor trustee shall continue to be governed by the relevant indenture, including to the extent no additional supplemental indenture or amendment is agreed upon in the event the notes of such series remain outstanding following the completion of the exercise of the Spanish Bail-in Power.

By its acquisition of any notes offered hereunder, each holder further agrees to be deemed to have authorized, directed and requested the relevant depository (including, if applicable, DTC) and any direct participant therein or other intermediary through which it holds such notes to take any and all necessary action, if required, to implement the exercise of the Spanish Bail-in Power with respect to the notes as it may be imposed, without any further action or direction on the part of such holder.

Upon the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the notes of a series, BBVA or the Relevant Spanish Resolution Authority (as the case may be) will provide a written notice to the depository as soon as practicable regarding such exercise of the Spanish Bail-in Power for purposes of notifying the holders of the notes of such series. BBVA will also deliver a copy of such notice to the trustee for information purposes.

If BBVA or the holders have elected to redeem the notes of any series but prior to the deposit with the trustee or with a paying agent, as the case may be, of the redemption price with respect to such redemption the Relevant Spanish Resolution Authority exercises its Spanish Bail-in Power with respect to such notes, the relevant redemption notice shall be automatically rescinded and shall be of no force and effect, and no payment of the redemption price (and any accrued interest and additional amounts payable under the relevant indenture) will be due and payable.

Subsequent Holders’ Agreement

Holders of any notes offered hereunder that acquire such notes in the secondary market or otherwise shall be deemed to acknowledge, agree to be bound by and consent to the same provisions specified herein to the same extent as the holders of any notes offered hereunder that acquire such notes upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the notes related to the exercise of the Spanish Bail-in Power set forth under “—Agreement with Respect to the Exercise of the Spanish Bail-in Power”.

SPANISH TAX CONSIDERATIONS

The following is a summary of the material Spanish tax consequences of the acquisition, ownership and disposition of ordinary shares, ADSs, senior notes and subordinated notes. This summary is not a complete analysis or listing of all the possible tax consequences of such transactions and does not address all tax considerations that may be relevant to all categories of potential purchasers, some of whom may be subject to special rules. In particular, this tax section does not address the Spanish tax consequences applicable to “look-through” entities (such as trusts or estates) that may be subject to the tax regime applicable to such non-Spanish entities under the Spanish Non-Resident Income Tax Law or the tax treatment of the notes following any exercise of the Spanish Bail-in Power with respect to such securities.

Accordingly, prospective investors should consult their own tax advisors as to the tax consequences of their purchase, ownership and disposition of ordinary shares or ADSs, senior notes and subordinated notes including the effect of tax laws of any other jurisdiction, based on their particular circumstances.

As used herein, the following terms have the following meanings:

(i)	The “Treaty” means the Convention between the United States and Spain for the avoidance of double taxation and the prevention of fiscal evasion with respect to taxes on income, together with the related Protocol, both signed February 22, 1990.

(ii)	A “U.S. Resident” means a U.S. Holder (as defined below under “U.S. Tax Considerations”) that is a resident of the United States for purposes of the Treaty and entitled to the benefits of the Treaty and whose holding is not effectively connected with a permanent establishment (as defined by the Treaty) in Spain through which such holder carries on or has carried on business or with a fixed base in Spain from which such holder performs or has performed independent personal services.

For purposes of Spanish law and the Treaty, an owner of BBVA ADSs will generally be treated as the owner of the ordinary shares underlying the ADSs. Holders of ordinary shares, or ADSs who are not U.S. Residents should consult their own tax advisors, particularly as to the applicability of any Double Tax Treaty referred to as a “DTT”.

The statements regarding Spanish tax laws set out below are based on interpretations of those laws as in force on the date of this document and are subject to any change in such law that may take effect after such date. Such statements also assume that each obligation in the deposit agreement and any related agreement will be performed in full accordance with their terms.

Ordinary Shares or ADSs

1. Taxation of Dividends

Under Spanish law, dividends paid by a Spanish resident company to a non-Spanish resident holder of ordinary shares or ADSs are subject to the Spanish Non-Resident Income Tax, referred to as the “NRIT”, approved by Royal Decree Legislative 5/2004 of March 5, (“NRIT Law”), and therefore a 19% withholding tax is currently applied on the gross amount of dividends.

However, under the Treaty, a U.S. Resident is entitled to the Treaty-reduced rate of 15%, as a general rule, or 10% if the U.S. Resident is a corporation which owns more than 25% of the voting rights of the ordinary shares of BBVA.

In practice, on any dividend payment date, U.S. Residents will be subject to a withholding of 19% of the gross amount of dividends. However, U.S. Residents will be entitled to a refund of the amount withheld in excess of the Treaty-reduced rate, according to the procedure set forth by the Spanish legislation. To benefit from the Treaty reduced rate, a U.S. Resident must provide to BBVA or to the Spanish resident depositary, if any, through which its ordinary shares are held, a certificate from the U.S. Internal Revenue Service (“IRS”) on Form 6166 stating that, to its best knowledge, such holder is a U.S. Resident within the meaning of the Treaty. The IRS certificate of residence is valid for a period of one year from the date of issuance. The issuance of Form 6166 by the IRS may be subject to substantial delay.

Quick Refund Process

Under the standard procedure agreed to between The Bank of New York Mellon and its Spanish resident depositary, unless otherwise indicated in the applicable prospectus supplement, holders of BBVA ADSs claiming tax relief through the “Quick Refund” process must submit their valid IRS certificate of residence by the last day of the month in which the record date for receipt of the relevant dividend occurs.

The IRS certificate of residence will then be provided to the Spanish depositary before the fifth day following the end of the month in which the dividend record date occurs. Otherwise, the U.S. Resident may afterwards obtain a refund of the amount withheld in excess of the Treaty-reduced rate, directly from the Spanish tax authorities, following the standard refund procedure established by Spanish regulations. See “—Spanish Refund Procedure” below.

Spanish Refund Procedure

According to Spanish regulations on the NRIT, approved by Royal Decree 1776/2004, dated July 30, 2004, a refund for the amount withheld in excess of the Treaty-reduced rate can be obtained from the relevant Spanish tax authorities. To pursue the refund claim, the U.S. Resident is required to file:

•	The relevant Spanish tax form (currently, Form 210);

•	The IRS certificate of residence (IRS Form 6166) referred to above under “—Taxation of Dividends;” and

•	A certificate evidencing Spanish Non-Resident Income Tax withheld regarding the dividends, which may generally be obtained from the U.S. resident’s broker.

2. Taxation of Capital Gains

Capital gains realized by U.S. Residents from the disposition of ordinary shares or ADSs will not be taxed in Spain, if (i) the seller has not maintained a direct or indirect holding of at least 25% of the ordinary shares outstanding during the twelve months preceding the disposition of the shares, and (ii) the gain is not obtained through a country or territory defined as a tax haven under applicable Spanish regulations.

Additionally, capital gains derived from the transfer of ordinary shares in an official Spanish secondary stock market by any holder who is resident in a country that has entered into a DTT with Spain containing an exchange of information clause (including the Treaty), will be exempt from taxation in Spain. This exemption is not applicable to capital gains obtained by a U.S. Resident through a country or territory defined as a tax haven under applicable Spanish regulations.

Non Spanish Holders must submit a Spanish Tax Form (currently Form 210) within the time periods set out in the applicable Spanish regulations and to pay the corresponding tax or establish an exemption. In particular, where any of the exemptions mentioned above applies, the seller will be obliged to file with the Spanish tax authorities the relevant Spanish tax form (currently, Form 210) together with the certificate of tax residence issued by the tax authorities of the country of residence (IRS Form 6166) evidencing its entitlement to the exemption.

3. Spanish Wealth Tax (Impuesto sobre el Patrimonio)

Individuals resident in a country with which Spain has entered into a DTT in relation to Wealth Tax (and the United States and Spain have not entered into such a DTT) would generally not be subject to such tax. Otherwise, non-Spanish resident individuals with properties and rights located in Spain, or that can be exercised within the Spanish territory, in excess of €700,000 would be subject to Wealth Tax at the applicable rates, ranging between 0.2% and 2.5%, without prejudice to any exemption which may apply, on the value of the ordinary shares or ADSs which they hold as at the end of the relevant fiscal year.

Legal entities are not subject to Wealth Tax.

4. Spanish Inheritance and Gift Tax (Impuesto sobre Sucesiones y Donaciones)

Unless otherwise provided under an applicable DTT (and the United States and Spain have not entered into such a DTT), transfers of ordinary shares upon death or by gift to individuals not resident in Spain are subject to Spanish Inheritance and Gift Tax (Law 29/1987), if the ordinary shares or ADSs are located in Spain or the rights attached to such ordinary shares or ADSs are exercisable in Spain, regardless of the residence of the heir or the beneficiary. In this regard, the Spanish tax authorities may argue that all ordinary shares and all ADSs are located in Spain for Spanish tax purposes. If such a view were to prevail, non-resident holders in Spain who inherit or receive a gift of ordinary shares or ADSs would be subject to tax at an effective tax rate that depends on all relevant factors and that ranges between 0% and 81.6% for individuals. Gifts granted to non-Spanish resident corporations will be generally subject to Spanish NRIT as capital gains, subject to the exemptions referred to above under section “—Taxation of Capital Gains”.

5. Spanish Transfer Tax

Transfers of ordinary shares or ADSs will be exempt from Spanish transfer tax or value-added tax. Additionally, no Spanish Stamp Duty will be levied on the subscription for, acquisition of or transfer of ordinary shares or ADSs.

BBVA Rights to Subscribe for Ordinary Shares

The material Spanish tax consequences of the acquisition, ownership and disposition of rights to subscribe for BBVA shares will be described in the applicable prospectus supplement.

Senior Notes and Subordinated Notes

References in this section to holders of senior notes or subordinated notes, as the case may be (hereinafter, the relevant securities) are to the owners of a beneficial interest in the relevant securities, or beneficial owners, of the relevant securities. The statements regarding Spanish law and practice set forth below assume that the relevant securities will be issued, and transfers thereof will be made, in accordance with the Spanish law.

Introduction

This information has been prepared in accordance with the following Spanish tax legislation in force at the date of this prospectus and is subject to amendment in subsequent prospectus supplements:

(a)	of general application, First Additional Provision of Law 10/2014. Consideration has also been given to Royal Decree 1065/2007, of July 27 (“RD 1065/2007);

(b)	for individuals resident for tax purposes in Spain which are subject to the Individual Income Tax (“IIT”), Law 35/2006 of November 28, on the IIT and on the Partial Amendment of the Corporate Income Tax Law, the Non-Residents Income Tax Law and the Net Wealth Tax Law, and Royal Decree 439/2007, of March 30 promulgating the IIT Regulations, along with Law 29/1987, of December 18 on Inheritance and Gift Tax;

(c)	for legal entities resident for tax purposes in Spain which are subject to the Corporate Income Tax (“CIT”), Law 27/2014 of November 27 promulgating the CIT Law, and Royal Decree 634/2015, of July 10 promulgating the CIT Regulations; and

(d)	for individuals and entities who are not resident for tax purposes in Spain which are subject to (“NRIT”), Royal Legislative Decree 5/2004 of March 5 promulgating the Consolidated Text of the NRIT Law and Royal Decree 1776/2004, of July 30 promulgating the NRIT Regulations, along with Law 29/1987, of December 18 on Inheritance and Gift Tax.

Whatever the nature and residence of the holders of relevant securities, the acquisition and transfer of the relevant securities will be exempt from indirect taxes in Spain, i.e., exempt from Transfer Tax and Stamp Duty, in accordance with the Consolidated Text of such tax promulgated by Royal Legislative Decree 1/1993, of September 24 and exempt from Value Added Tax, in accordance with Law 37/1992, of December 28 regulating such tax.

1. Tax Rules for Senior Notes and Subordinated Notes Listed on a Regulated Market, a Multilateral Trading Facility or an Organized Market

The following summary assumes that the relevant securities will be listed on a Regulated Market, a Multilateral Trading Facility or an Organized Market.

1(a). Individuals with Tax Residency in Spain

Individual Income Tax (Impuesto sobre la Renta de las Personas Físicas)

Income obtained by holders who are IIT taxpayers, both as interest and income obtained in connection with the transfer, redemption or repayment of the relevant securities, shall be considered income on investments obtained from the assignment of an individual’s capital to third parties, as defined in Section 25.2 of IIT Law, and therefore will be taxed as savings income at the applicable rate (currently varying from 19% to 23%).

The above mentioned income will be subject to the corresponding IIT withholding at the applicable tax rate (currently 19%). Under Royal Decree 1065/2007, as amended by Royal Decree 1145/2011, income obtained in respect of the notes will not be subject to withholding tax in Spain, provided certain requirements are met, including that the relevant paying agent provides BBVA, in a timely manner, with certain information. See “—Tax Reporting and Withholding Obligations of the Issuer”.

Nevertheless, withholding tax at the applicable rate (currently 19%) may have to be deducted by other entities (such as depositaries or financial entities), provided that such entities are resident for tax purposes in Spain or have a permanent establishment in Spanish territory.

Net Wealth Tax (Impuesto sobre el Patrimonio)

Individuals with tax residency in Spain are currently subject to Wealth Tax to the extent that their net worth exceeds €700,000, without prejudice to any exemption which may apply and the laws and regulations in force in each Autonomous Region, at the applicable rates, ranging between 0.2% and 2.5%, on the value of the relevant securities which they hold as at the end of the relevant fiscal year.

Inheritance and Gift Tax (Impuesto sobre Sucesiones y Donaciones)

Individuals resident in Spain for tax purposes who acquire ownership or other rights over any relevant securities by inheritance, gift or legacy will be subject to the Spanish Inheritance and Gift Tax in accordance with the applicable Spanish regional and State rules. The effective tax rates currently range between 0% and 81.6%, depending on relevant factors.

1(b). Legal Entities with Tax Residency in Spain

Corporate Income Tax (Impuesto sobre Sociedades)

Both distributions periodically received and income derived from the transfer, redemption or repayment of the relevant securities are subject to CIT (at the current general tax rate of 25%) in accordance with the rules for this tax.

Income derived from the transfer, redemption or repayment of the relevant securities will be subject to withholding tax as provided by the CIT Regulations, to the extent that the relevant securities do not satisfy the requirements laid down by the Directorate General for Taxation’s (Dirección General de Tributos) response to a consultation on July 27, 2004, indicating that in the case of issuances made by entities with tax residency in Spain, application of the exemption requires that the relevant securities be placed outside Spain in another OECD country and traded on organized markets in OECD countries.

For withholding on income derived from payment of interest of the relevant securities see “—Tax Reporting and Withholding Obligations of the Issuer”.

Net Wealth Tax (Impuesto sobre el Patrimonio)

Legal entities are not subject to Wealth Tax.

Inheritance and Gift Tax (Impuesto sobre Sucesiones y Donaciones)

Legal entities resident in Spain for tax purposes (and NRIT taxpayers acting through a permanent establishment in Spain, as described below) which acquire ownership or other rights over the relevant securities by inheritance, gift or legacy are not subject to the Spanish Inheritance and Gift Tax.

1(c). Individuals and Legal Entities with no Tax Residency in Spain

Non-Resident Income Tax (Impuesto sobre la Renta de no Residentes)

(a)	Investors with no Tax Residency in Spain acting through a permanent establishment in Spain

If the relevant securities form part of the assets of a permanent establishment in Spain of a person or legal entity who is not resident in Spain for tax purposes, the tax rules applicable to income deriving from such securities are, generally, the same as those previously set out for Spanish CIT taxpayers. See “—Legal Entities with Tax Residency in Spain—Corporate Income Tax (Impuesto sobre Sociedades)”. Ownership of the senior notes or subordinated notes by investors who are not resident for tax purposes in Spain will not in itself create the existence of a permanent establishment in Spain.

(b)	Investors with no Tax Residency in Spain not acting through a permanent establishment in Spain

Income obtained by holders who are not tax resident in Spain acting for these purposes without a permanent establishment within Spain is exempt from NRIT, provided certain requirements are met, including that the relevant paying agent provides BBVA, in a timely manner, with certain information. See “—Tax Reporting and Withholding Obligations of the Issuer”.

Net Wealth Tax (Impuesto sobre el Patrimonio)

Individuals resident in a country with which Spain has entered into a DTT in relation to Wealth Tax (and the United States and Spain have not entered into such a DTT) would generally not be subject to such tax. Otherwise, non-Spanish resident individuals with properties and rights located in Spain, or that can be exercised within the Spanish territory, in excess of €700,000 would be subject to Wealth Tax at the applicable rates, ranging between 0.2% and 2.5%, without prejudice to any exemption which may apply, on the value of the relevant securities which they hold as at the end of the relevant fiscal year.

As a consequence of the European Court of Justice judgment (Case C-127/12), the Net Wealth Tax Law has been amended by Law 26/2014, of November 27. As a result, non-Spanish tax resident individuals who are residents in the EU or in the European Economic Area can apply the legislation of the region in which the highest value of the assets and rights of the individuals are located.

Inheritance and Gift Tax (Impuesto sobre Sucesiones y Donaciones)

Individuals not resident in Spain for tax purposes who acquire ownership or other rights over senior notes or subordinated notes by inheritance, gift or legacy, will be subject to the Spanish Inheritance and Gift Tax in accordance with the applicable Spanish state rules, unless they reside in a country for tax purposes with which Spain has entered into a DTT in relation to Inheritance Tax. In such case, the provisions of the relevant DTT will apply. The United States and Spain have not entered into a DTT in relation to inheritance or gift taxes.

Non-Spanish resident legal entities which acquire ownership or other rights over the relevant securities by inheritance, gift or legacy are not subject to the Spanish Inheritance and Gift Tax. Such acquisitions will be subject to NRIT (as described above), subject to the provisions of any applicable DTT entered into by Spain. In general, DTTs provide for the taxation of this type of income in the country of residence of the beneficiary.

However, a judgment from the European Court of Justice dated September 3, 2014 declared that the Spanish Inheritance and Gift Tax is against the principle of free movement of capital within the EU as Spanish residents are granted tax benefits that, in practice, allow them to pay much lower taxes than non-residents. According to Law 26/2014, of November 27, it will be possible to apply tax benefits approved in some Spanish regions to EU residents by following certain specific rules.

Tax Reporting and Withholding Obligations of the Issuer

In accordance with Section 44 of Royal Decree 1065/2007 (“Section 44”), as amended by Royal Decree 1145/2011 of July 29, income obtained from debt securities which are originally listed on an organized market in an OECD country, will be paid free of Spanish withholding tax provided that the relevant paying agent provides BBVA with a statement containing the following information:

(i)	identification of the securities; and

(ii)	total amount of the income corresponding to each clearing house located outside Spain.

In accordance with Section 44, the relevant paying agent should provide BBVA with the statement referred to above on the business day immediately prior to the relevant payment of income. If the paying agent fails to deliver such statement on a timely basis, the related payment will be subject to Spanish withholding tax (currently at the general rate of 19%). In such an event, BBVA will pay the relevant holder such additional amounts as may be necessary in order that the net amount received by such holder after such withholding equals the sum of the respective amounts of principal, premium, if any, and interest, if any, which would otherwise have been receivable in respect of the relevant securities in the absence of such withholding, except as otherwise indicated in this prospectus or the relevant prospectus supplement.

2. Tax Rules for Senior Notes and Subordinated Notes not Listed on a Regulated Market, a Multilateral Trading Facility or an Organized Market

2(a). Withholding on Account of IIT, CIT and NRIT

If the senior notes or subordinated notes are not listed on a regulated market, a multilateral trading facility or an organized market and originally registered with the entities that manage clearing systems located outside Spain recognized by Spanish law or by the law of another OCDE country, interest payments to beneficial owners in respect of such securities will be subject to withholding tax, currently at a rate of 19%, except if an exemption from Spanish tax or a reduced withholding tax rate is provided by an applicable convention for the avoidance of double taxation entered into between Spain and the country of residence of the relevant beneficial owner. The treaty generally provides for a withholding rate of 10% for U.S. Residents.

2(b). Net Wealth Tax (Impuesto sobre el Patrimonio)

Individuals with tax residency in Spain are currently subject to Wealth Tax to the extent that their net worth exceeds €700,000, without prejudice to any exemption which may apply and the laws and regulations in force in each Autonomous Region, at the applicable rates, ranging between 0.2% and 2.5%, on the value of the relevant securities which they hold as at the end of the relevant fiscal year.

Individuals resident in a country with which Spain has entered into a DTT in relation to Wealth Tax (and the United States and Spain have not entered into such a DTT) would generally not be subject to such tax. Otherwise, non-Spanish resident individuals with properties and rights located in Spain, or that can be exercised within the Spanish territory, in excess of €700,000 would be subject to Wealth Tax at the applicable rates, ranging between 0.2% and 2.5%, without prejudice to any exemption which may apply, on the value of the relevant securities which they hold as at the end of the relevant fiscal year.

As a consequence of the European Court of Justice judgment (Case C-127/12), the Net Wealth Tax Law has been amended by Law 26/2014, of November 27. As a result, non-Spanish tax resident individuals who are residents in the EU or in the European Economic Area can apply the legislation of the region in which the highest value of the assets and rights of the individuals are located.

2(c). Inheritance and Gift Tax (Impuesto sobre Sucesiones y Donaciones)

Individuals resident in Spain for tax purposes who acquire ownership or other rights over any relevant securities by inheritance, gift or legacy will be subject to the Spanish Inheritance and Gift Tax in accordance with the applicable Spanish regional and State rules. The effective tax rates currently range between 0% and 81.6%, depending on relevant factors.

Individuals not resident in Spain for tax purposes who acquire ownership or other rights over senior notes or subordinated notes by inheritance, gift or legacy, will be subject to the Spanish Inheritance and Gift Tax in accordance with the applicable Spanish regional and state rules, unless they reside in a country for tax purposes with which Spain has entered into a DTT in relation to Inheritance Tax. In such case, the provisions of the relevant DTT will apply. The United States and Spain have not entered into a DTT in relation to Inheritance Tax.

However, a judgment from the European Court of Justice dated September 3, 2014 declared that the Spanish Inheritance and Gift Tax is against the principle of free movement of capital within the EU as Spanish residents are granted tax benefits that, in practice, allow them to pay much lower taxes than non-residents. According to Law 26/2014, of November 27, it will be possible to apply tax benefits approved in some Spanish regions to EU residents by following certain specific rules.

Legal entities resident in Spain for tax purposes (and NRIT taxpayers acting through a permanent establishment in Spain) which acquire ownership or other rights over the relevant securities by inheritance, gift or legacy are not subject to the Spanish Inheritance and Gift Tax.

Non-Spanish resident legal entities which acquire ownership or other rights over the relevant securities by inheritance, gift or legacy are not subject to the Spanish Inheritance and Gift Tax. Such acquisitions will be subject to NRIT (as described above), subject to the provisions of any applicable DTT entered into by Spain. In general, DTTs provide for the taxation of this type of income in the country of residence of the beneficiary.

U.S. TAX CONSIDERATIONS

The following discussion describes the material U.S. federal income tax consequences of the acquisition, ownership and disposition of BBVA ADSs, ordinary shares, senior notes and subordinated notes. The material U.S. federal income tax consequences of the acquisition, ownership and disposition of rights to acquire ordinary shares issued by BBVA will be described in the applicable prospectus supplement. This discussion applies only to U.S. Holders described below that hold ordinary shares, ADSs, senior notes or subordinated notes as capital assets for tax purposes and, in the case of senior notes or subordinated notes, acquire such notes pursuant to the offering at the “issue price”, which will equal the first price to the public, not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers, at which a substantial amount of the notes is sold for money. This summary does not address all of the tax consequences that may be relevant to a particular investor, including the potential application of the provisions of the Internal Revenue Code of 1986, as amended (the “Code”) known as the Medicare Contribution tax and alternative minimum tax considerations, and tax consequences that may apply to persons subject to special rules, such as:

•	certain financial institutions;

•	insurance companies;

•	dealers and certain traders in securities or foreign currencies;

•	persons holding ADSs, ordinary shares, senior notes or subordinated notes as part of a hedge, straddle, constructive sale, conversion transaction or integrated transaction;

•	persons whose “functional currency” for U.S. federal income tax purposes is not the U.S. dollar;

•	tax-exempt organizations, “individual retirement accounts” and “Roth IRAs”;

•	partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

•	persons who own or are deemed to own 10% or more of our voting shares; and

•	persons holding ADSs, ordinary shares, senior notes or subordinated notes in connection with a trade or business conducted outside the United States.

This summary does not address the tax treatment of the ADS, ordinary shares, senior notes or subordinated notes following any exercise of the Spanish Bail-in Power with respect to such securities.

A “U.S. Holder” is a beneficial owner of ordinary shares, ADSs, senior notes or subordinated notes, as applicable, who is eligible for benefits of the Treaty (as defined in “Spanish Tax Considerations” above) and is, for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

If a partnership holds ordinary shares, ADSs, senior notes or subordinated notes, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. Partnerships holding ordinary shares, ADSs, senior notes or subordinated notes and partners in such partnerships should consult their tax advisors with regard to the U.S. federal income tax treatment of their investment in such securities.

The summary is based upon the tax laws of the United States including the Internal Revenue Code of 1986, as amended (the “Code”), administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof. These laws are subject to change, possibly with retroactive effect. In addition, the summary is based on the Treaty and, in the case of ADSs, is based in part on representations of the depositary and assumes that each obligation provided for in or otherwise contemplated by BBVA’s deposit agreement or any other related document will be performed in accordance with its terms. Prospective purchasers of the ADSs, ordinary shares, senior notes or subordinated notes are urged to consult their tax advisors as to the U.S., Spanish or other tax consequences of the purchase, ownership and disposition of such securities in their particular circumstances, including the effect of any U.S. state or local tax laws.

This discussion is subject to any additional discussion regarding U.S. federal income taxation contained in the applicable prospectus supplement. Accordingly, U.S. Holders should also consult the applicable prospectus supplement for any additional discussion regarding U.S. federal income taxation with respect to the specific securities offered thereunder.

BBVA ADSs or Ordinary Shares

For U.S. federal income tax purposes, U.S. Holders of ADSs will generally be treated as the owners of the underlying ordinary shares represented by those ADSs. Accordingly, no gain or loss will be recognized if a U.S. Holder exchanges ADSs for the underlying ordinary shares represented by those ADSs and vice-versa.

The U.S. Treasury has expressed concerns that parties to whom depositary shares are pre-released or intermediaries in the chain of ownership between U.S. holders and the issuer of the security underlying depositary share may be taking actions that are inconsistent with the claiming of foreign tax credits for U.S. holders of depositary shares. Such actions would also be inconsistent with the claiming of the reduced rate of tax applicable to dividends received by certain noncorporate U.S. Holders, described below. Accordingly, the creditability of Spanish taxes and the availability of the reduced tax rate for dividends received by certain noncorporate U.S. Holders, described below, could be affected by future actions that may be taken by the parties to whom depositary shares are pre-released or such intermediaries.

This discussion assumes that BBVA is not, and will not become, a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes (as discussed below).

Taxation of Distributions

Distributions, before reduction for any Spanish income tax withheld by BBVA or its paying agent, made with respect to ADSs or ordinary shares (other than certain pro rata distributions of BBVA’s capital stock or rights to subscribe for shares of its capital stock) will be includible in the income of a U.S. Holder as ordinary dividend income, to the extent paid out of BBVA’s current or accumulated earnings and profits as determined in accordance with U.S. federal income tax principles. Because BBVA does not maintain calculations of its earnings and profits under U.S. federal income tax principles, it is expected that distributions generally will be reported to U.S. Holders as dividends. The amount of such dividends will be treated as foreign-source dividend income and will not be eligible for the “dividends received deduction” generally allowed to U.S. corporations under the Code. Subject to applicable limitations and the discussion above regarding concerns expressed by the U.S. Treasury, dividends paid to noncorporate U.S. Holders may be taxable at favorable rates applicable to long-term capital gains. Noncorporate U.S. Holders should consult their tax advisors to determine the availability of the rules regarding these favorable rates in their particular circumstances.

The amount of a dividend distribution will equal the U.S. dollar value of the euro received, calculated by reference to the exchange rate in effect on the date such distribution is received (which, for U.S. Holders of ADSs, will be the date such distribution is received by the depositary), whether or not the distribution is in fact converted into U.S. dollars at that time. If the dividend is converted into U.S. dollars on the date of receipt, a U.S. Holder generally should not be required to recognize foreign currency gain or loss in respect of the dividend income. If the dividend is not converted into U.S. dollars on the date of receipt, a U.S. Holder may have foreign currency gain or loss on the conversion date. In general, any foreign currency gain or loss will be ordinary gain or loss.

Subject to applicable limitations that vary depending upon a U.S. Holder’s circumstances and subject to the discussion above regarding concerns expressed by the U.S. Treasury, a U.S. Holder will be entitled to a credit against its U.S. federal income tax liability for Spanish NRIT taxes withheld by BBVA or its paying agent not in excess of the applicable rate under the Treaty. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. The rules governing foreign tax credits are complex and, therefore, U.S. Holders should consult their tax advisers regarding the availability of foreign tax credits in their particular circumstances. In lieu of claiming a foreign tax credit, U.S. Holders may elect to deduct all foreign taxes paid or accrued in a taxable year (including any Spanish NRIT withholding tax) in computing their taxable income, subject to generally applicable limitations under U.S. federal income tax law.

Sale and Other Disposition of ADSs or Ordinary Shares

Gain or loss realized by a U.S. Holder on the sale or exchange of ADSs or ordinary shares will be subject to U.S. federal income tax as capital gain or loss in an amount equal to the difference between the U.S. Holder’s tax basis in the ADSs or ordinary shares and the amount realized on the disposition, in each case as determined in U.S. dollars. Such gain or loss will be long-term capital gain or loss if the U.S. Holder has held the ordinary shares or ADSs for more than one year. Gain or loss, if any, will generally be U.S.-source for foreign tax credit purposes. The deductibility of capital losses is subject to limitations.

Passive Foreign Investment Company Rules

Based upon certain proposed Treasury regulations (“Proposed Regulations”) we believe that we were not a PFIC for U.S. federal income tax purposes for our 2015 taxable year. However, because there can be no assurance that the Proposed Regulations will be finalized in their current form and because PFIC status depends upon the composition of a company’s income and assets and the market value of its assets (including, among others, less than 25% owned equity investments) from time to time, there can be no assurance that we will not be considered a PFIC for any taxable year.

In general, if we were treated as a PFIC for any taxable year during which a U.S. Holder owned ADSs or ordinary shares, gain recognized by such U.S. Holder on a sale or other disposition of an ADS or an ordinary share would be allocated ratably over the U.S. Holder’s holding period for the ADS or the ordinary share. The amounts allocated to the taxable year of the sale or other disposition and to any year before we became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for ordinary income of taxpayers of the U.S. Holder’s type for such taxable year, and an interest charge would be imposed on the resulting tax liability for such taxable year. Similar tax rules would apply to any distribution in respect of ADSs or ordinary shares to the extent in excess of 125% of the average of the annual distributions on ADSs or ordinary shares received by the U.S. Holder during the preceding three years or the U.S. Holder’s holding period, whichever is shorter. Certain elections may be available (including a mark-to-market election) to U.S. persons that may result in alternative treatment.

Additionally, if a U.S. Holder owns ADSs or ordinary shares during any year in which we are a PFIC, such holder would be required to file annual returns (including reporting with respect to distributions received from BBVA and any gain realized on the sale or other taxable disposition of ADSs or ordinary shares). Furthermore, if we are a PFIC in any taxable year in which we pay a dividend or the prior taxable year, the favorable tax rates discussed above with respect to dividends paid to certain noncorporate U.S. Holders would not apply.

BBVA Senior or Subordinated Notes

Characterization of the Subordinated Notes

There is no direct legal authority as to the proper U.S. federal income tax treatment of a subordinated instrument such as the subordinated notes that is denominated as a debt instrument and has significant debt features, but is subject to statutory bail-in powers such as the Spanish Bail-in Power. Therefore, prospective investors should consult their tax advisers as to the proper characterization of the subordinated notes for U.S. federal income tax purposes. We believe the subordinated notes should be treated as debt for U.S. federal income tax purposes and the remainder of this discussion so assumes.

Payments of Interest

Interest paid on a note will be taxable to a U.S. Holder as ordinary interest income at the time it accrues or is received in accordance with the U.S. Holder’s method of accounting for U.S. federal income tax purposes, provided that the interest is qualified stated interest (as defined below).

The amount of interest taxable as ordinary income will include amounts withheld in respect of Spanish taxes, and additional amounts paid in respect thereof, if any. Interest income earned by a U.S. Holder with respect to a note will constitute foreign source income for U.S. federal income tax purposes, which may be relevant to a U.S. Holder in calculating the holder’s foreign tax credit limitation. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. Spanish taxes withheld at a rate not exceeding the Treaty rate from interest income on a note which are not otherwise refundable under Spanish tax law may be eligible for credit against the U.S. Holder’s U.S. federal income tax liability, or, at the election of the U.S. Holder, for deduction in computing the U.S. Holder’s taxable income, in each case subject to generally applicable limitations and conditions. The rules governing foreign tax credits are complex and, therefore, U.S. Holders should consult their own tax advisors regarding the availability of foreign tax credits in their particular circumstances.

Special rules governing the treatment of interest paid with respect to original issue discount notes and foreign currency notes are described below.

Original Issue Discount

A note that is issued at an issue price less than its “stated redemption price at maturity” will be considered to have been issued at an original issue discount for U.S. federal income tax purposes (and will be referred to as an

“original issue discount note”) unless the note satisfies a de minimis threshold (as described below) or is a Short-Term Note (as defined below). The “stated redemption price at maturity” of a note will equal the sum of all payments required under the note other than payments of “qualified stated interest”. “Qualified stated interest” is stated interest unconditionally payable (other than in debt instruments of the issuer) at least annually during the entire term of the note and equal to the outstanding principal balance of the note multiplied by a single fixed rate or, subject to certain conditions, certain floating rates.

If the difference between a note’s stated redemption price at maturity and its issue price is less than a prescribed de minimis amount, i.e., generally 1/4 of 1 percent of the stated redemption price at maturity multiplied by the number of complete years to maturity, then the note will not be considered to have original issue discount.

A U.S. Holder of original issue discount notes will be required to include any qualified stated interest payments in income in accordance with the U.S. Holder’s method of accounting for U.S. federal income tax purposes. In addition, U.S. Holders of original issue discount notes that mature more than one year from their date of issuance will be required to include original issue discount in income for U.S. federal income tax purposes as it accrues, in accordance with a constant yield method based on a compounding of interest, before the receipt of cash payments attributable to this income. Under this method, U.S. Holders of original issue discount notes generally will be required to include in income increasingly greater amounts of original issue discount in successive accrual periods.

A U.S. Holder may make an election to include in gross income all interest that accrues on any note (including stated interest, original issue discount and de minimis original issue discount as adjusted by any amortizable bond premium) in accordance with a constant yield method based on the compounding of interest (a “constant yield election”).

In general, floating rate notes providing for one or more qualified floating rates of interest, a single fixed rate and one or more qualified floating rates, a single objective rate, or a single fixed rate and a single objective rate that is a qualified inverse floating rate, as such terms are defined in applicable Treasury regulations, will have qualified stated interest if interest is unconditionally payable at least annually during the term of the note at a rate that is considered to be a single qualified floating rate or a single objective rate under the following rules, provided that the issue price of the note does not exceed the total noncontingent principal payments due under the note by more than an amount equal to the lesser of (x) 0.015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date or (y) 15% of the total noncontingent principal payments. A “qualified floating rate” is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the floating rate notes is denominated.

If a floating rate note provides for two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the note, the qualified floating rates together constitute a single qualified floating rate. If interest on a debt instrument is stated at a fixed rate for an initial period of one year or less followed by a variable rate that is either a qualified floating rate or an objective rate for a subsequent period, and the value of the variable rate on the issue date is intended to approximate the fixed rate, the fixed rate and the variable rate together constitute a single qualified floating rate or objective rate. Two or more rates will be conclusively presumed to meet the requirements of the preceding sentences if the values of the applicable rates on the issue date are within 1/4 of one percent of each other. If a floating rate note provides for stated interest at either a single qualified floating rate or a single objective rate throughout the term thereof that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually, then all stated interest on such note will constitute qualified stated interest and will therefore not be treated as having been issued with original issue discount unless the note is issued at a “true” discount (i.e., at a price below the note’s stated principal amount) in excess of the specified de minimis amount. If floating rate notes are issued with original issue discount, the U.S. federal income tax treatment of such notes will be more fully described in the applicable prospectus supplement.

A note that matures one year or less from its date of issuance (taking into account the last possible date the note could be outstanding in accordance with its terms) (a “Short-Term Note”) will be treated as being issued at a discount and none of the interest paid on the note will be treated as qualified stated interest. In general, a cash method U.S. Holder of a Short-Term Note is not required to accrue the discount for U.S. federal income tax purposes unless it elects to do so (but should include in income any stated interest upon receipt). Accrual method U.S. Holders and cash method U.S. Holders who so elect are required to include the discount in income as it accrues on a straight-line basis, unless an election is made to accrue the discount according to a constant yield method based on daily compounding. In the case of a U.S. Holder who is not required and does not elect to include the discount in income currently, any gain realized on the sale, exchange or retirement of the Short-Term Note will be ordinary income to the extent of the discount accrued on a straight-line basis (or, if elected, according to a constant yield method based on daily compounding) through the date of sale, exchange or retirement. In addition, those holders will be required to defer deductions for any interest paid on indebtedness incurred to purchase or carry Short-Term Notes in an amount not exceeding the accrued discount until the accrued discount is included in income.

Amortizable Bond Premium

If a U.S. Holder purchases a note for an amount that is greater than the sum of all amounts payable on the note other than qualified stated interest, the U.S. Holder will be considered to have purchased the note with amortizable bond premium. In general, amortizable bond premium with respect to any note will be equal in amount to the excess of the purchase price over the sum of all amounts payable on the note other than qualified stated interest and the U.S. Holder may elect to amortize this premium, using a constant-yield method, over the remaining term of the note. Special rules may apply in the case of notes that are subject to optional redemption. A U.S. Holder may generally use the amortizable bond premium allocable to an accrual period to offset qualified stated interest required to be included in the U.S. Holder’s income with respect to the note in that accrual period. A U.S. Holder who elects to amortize bond premium must reduce the U.S. Holder’s tax basis in the note by the amount of the premium amortized in any year. An election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by the U.S. Holder and may be revoked only with the permission of the Internal Revenue Service.

If a U.S. Holder makes a constant-yield election (as described under “—Original Issue Discount” above) for a note with amortizable bond premium, such election will result in a deemed election to amortize bond premium for all of the U.S. Holder’s debt instruments with amortizable bond premium and may be revoked only with the permission of the Internal Revenue Service with respect to debt instruments acquired after revocation.

Sale, Exchange or Retirement of the Notes

Upon the sale, exchange or retirement of a note, a U.S. Holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and the U.S. Holder’s adjusted tax basis in the note. Gain or loss, if any, will generally be U.S.-source for purposes of computing a U.S. Holder’s foreign tax credit limitation. For these purposes, the amount realized does not include any amount attributable to accrued interest. Amounts attributable to accrued interest are treated as interest as described under “—Interest” above. A U.S. Holder’s adjusted tax basis in a note generally will equal such U.S. Holder’s initial investment in the note increased by any original issue discount included in income and decreased by any bond premium previously amortized and principal payments previously received.

Except as described below under “—Foreign Currency Notes”, gain or loss realized on the sale, exchange or retirement of a note will generally be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange or retirement the note has been held for more than one year. Exceptions to this general rule apply in the case of a Short-Term Note, to the extent of any accrued discount not previously included in the U.S. Holder’s taxable income. See “—Original Issue Discount” above. The deductibility of capital losses is subject to limitations.

Foreign Currency Notes

The rules applicable to foreign currency notes could require some or all of the gain or loss on the sale, exchange or other disposition of a foreign currency note to be recharacterized as ordinary income or loss. The rules applicable to foreign currency notes are complex and their application may depend on the U.S. Holder’s particular U.S. federal income tax situation. For example, various elections are available under these rules, and whether a U.S. Holder should make any of these elections may depend on the U.S. Holder’s particular U.S. federal income tax situation. U.S. Holders are urged to consult their own tax advisers regarding the U.S. federal income tax consequences of the acquisition, ownership and disposition of foreign currency notes.

A U.S. Holder who uses the cash method of accounting and who receives a payment of qualified stated interest (or who receives proceeds from a sale, exchange or other disposition attributable to accrued interest) in a foreign currency with respect to a foreign currency note will be required to include in income the U.S. dollar value of the foreign currency payment (determined based on a spot rate on the date the payment is received) regardless of whether the payment is in fact converted into U.S. dollars at that time, and this U.S. dollar value will be the U.S. Holder’s tax basis in the foreign currency.

An accrual-method U.S. Holder will be required to include in income the U.S. dollar value of the amount of interest income (including original issue discount, but reduced by amortizable bond premium to the extent applicable) that has accrued and is otherwise required to be taken into account with respect to a foreign currency note during an accrual period. Original issue discount and amortizable bond premium on a foreign currency note will be determined in the relevant foreign currency. The U.S. dollar value of the accrued income will be determined by translating the income at the average rate of exchange for the accrual period or, with respect to an accrual period that spans two taxable years, at the average rate for the partial period within the taxable year. A U.S. Holder may elect to translate interest income (including original issue discount) into U.S. dollars at the spot rate on the last day of the interest accrual period (or, in the case of a partial accrual period, the spot rate on the last day of the taxable year) or, if the date of receipt is within five business days of the last day of the interest accrual period, the spot rate on the date of receipt. A U.S. Holder that makes this election must apply it consistently to all debt instruments from year to year and cannot revoke the election without the consent of the Internal Revenue Service. A U.S. Holder may recognize ordinary income or loss (which will not be treated as interest income or expense) with respect to accrued interest income on the date the interest payment or proceeds from the sale, exchange or other disposition attributable to accrued interest is actually received. The amount of ordinary income or loss recognized will equal the difference between the U.S. dollar value of the foreign currency payment received (determined based on a spot rate on the date the payment is received) in respect of the accrual period and the U.S. dollar value of interest income that has accrued during the accrual period (as determined above). Rules similar to these rules apply in the case of cash-method U.S. Holders who are required to currently accrue original issue discount.

If an election to amortize bond premium is made, amortizable bond premium taken into account on a current basis will reduce interest income in units of the relevant foreign currency. Exchange gain or loss is realized on amortized bond premium with respect to any period by treating the bond premium amortized in the period in the same manner as it would have been treated on the sale, exchange or retirement of the foreign currency note. Any exchange gain or loss will be ordinary income or loss as described below. If the election is not made, any bond premium will be taken into account in determining the overall gain or loss on the notes and any loss realized on the sale, exchange or retirement of a foreign currency note with amortizable bond premium by a U.S. Holder who has not elected to amortize the premium will be a capital loss to the extent of the bond premium.

A U.S. Holder’s tax basis in a foreign currency note, and the amount of any subsequent adjustment to the U.S. Holder’s tax basis (including adjustments for original issue discount included as income and any bond premium previously amortized or principal payments received), will be the U.S. dollar value of the foreign currency amount paid for such foreign currency note, or of the foreign currency amount of the adjustment, determined on the date of the purchase or adjustment. A U.S. Holder who purchases a foreign currency note with previously owned foreign currency will recognize ordinary income or loss in an amount equal to the difference, if any, between the U.S. Holder’s tax basis in the foreign currency and the U.S. dollar fair market value of the foreign currency note on the date of purchase.

Gain or loss realized upon the sale, exchange or retirement of a foreign currency note that is attributable to fluctuations in currency exchange rates will be ordinary income or loss that will not be treated as interest income or expense. Gain or loss attributable to fluctuations in exchange rates will equal the difference between (i) the U.S. dollar value of the foreign currency principal amount of the note, determined on the date the payment is received or the note is disposed of, (or if the note is traded on an established securities market, on the settlement date if the U.S. Holder is a cash basis U.S. Holder or an electing accrual basis U.S. Holder); and (ii) the U.S. dollar value of the foreign currency principal amount of the note, determined on the date the U.S. Holder acquired the note. Payments received attributable to accrued interest will be treated in accordance with the rules applicable to payments of interest on foreign currency notes described above. The foreign currency gain or loss will be recognized only to the extent of the total gain or loss realized by a U.S. Holder on the sale, exchange or retirement of the foreign currency note. The foreign currency gain or loss for U.S. Holders will be U.S.-source. Any gain or loss realized by a U.S. Holder in excess of the foreign currency gain or loss will be capital gain or loss (except in the case of a Short-Term Note, to the extent of any discount not previously included in the U.S. Holder’s income).

A U.S. Holder will have a tax basis in any foreign currency received on the sale, exchange or retirement of a foreign currency note equal to the U.S. dollar value of the foreign currency, determined at the time of sale, exchange or retirement. Provided the foreign currency notes are traded on an established securities market, a cash-method U.S. Holder who buys or sells a foreign currency note is required to translate units of foreign currency paid or received into U.S. dollars at the spot rate on the settlement date of the purchase or sale. Accordingly, no exchange gain or loss will result for such holders from currency fluctuations between the trade date and the settlement of the purchase or sale. An accrual-method U.S. Holder may elect the same treatment for all purchases and sales of foreign currency notes, provided the foreign currency notes are traded on an established securities market. This election cannot be revoked without the consent of the Internal Revenue Service. Any gain or loss realized by a U.S. Holder on a sale or other disposition of foreign currency (including its exchange for U.S. dollars or its use to purchase foreign currency notes) will be ordinary income or loss.

A U.S. Holder may be required to file a reportable transaction disclosure statement with the U.S. Holder’s U.S. federal income tax return, if such U.S. Holder realizes a loss on the sale or other disposition of a foreign currency note and such loss is greater than applicable threshold amounts, which differ depending on the status of the U.S. Holder. A U.S. Holder that claims a deduction with respect to a foreign currency note should consult its own tax adviser regarding the need to file a reportable transaction disclosure statement.

Information Reporting and Backup Withholding

Payments of dividends on, interest and the proceeds from a sale or other disposition of, ADSs, ordinary shares or notes that are made within the United States or through certain U.S.-related financial intermediaries generally are subject to information reporting and backup withholding unless the U.S. Holder is an exempt recipient or, in the case of backup withholding, the holder provides a correct taxpayer identification number and certifies that no loss of exemption from backup withholding has occurred. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the U.S. Holder to a refund, provided that the required information is timely furnished to the Internal Revenue Service.

Certain U.S. Holders who are individuals and certain U.S. entities closely-held by individuals may be required to report information relating to securities issued by a non-U.S. person, subject to certain exceptions (including an exception for securities held in accounts maintained by financial institutions, which accounts may be reportable if maintained by non-U.S. financial institutions). U.S. Holders should consult their tax advisers regarding their reporting obligations with respect to the ADSs, ordinary shares or notes.

Potential FATCA withholding after December 31, 2018

Certain provisions of the Code and U.S. Treasury regulations commonly known as FATCA, as well as certain intergovernmental agreements between the United States and certain other countries (including Spain), together with local country implementing legislation, may impose 30% withholding on certain payments made in respect of the notes, ADSs and ordinary shares (“FATCA withholding”), to the extent such payments are considered “foreign passthru payments” (which term is not yet defined). FATCA withholding would apply only if the payments are made to a recipient (including an intermediary) that is a “foreign financial institution” that has not entered into an agreement with the U.S. Internal Revenue Service pursuant to FATCA or otherwise established an exemption from FATCA withholding and are made on (i) notes treated as debt for U.S. federal income tax purposes that are issued or materially modified on or after the date that is six months after the date on which final U.S. Treasury regulations defining the term “foreign passthru payments” are filed or (ii) ADSs, ordinary shares or notes treated as equity for U.S. federal income tax purposes, in each case, only if the payment is made on or after the later of January 1, 2019 and the date on which final U.S. Treasury regulations defining the term “foreign passthru payments” are published. It is not yet clear whether or to what extent payments on the ADSs, ordinary shares or notes will be treated as foreign passthru payments.

The United States has entered into intergovernmental agreements with Spain and many other jurisdictions to implement FATCA. It is not yet certain how the United States and these jurisdictions will address “foreign passthru payments” or if FATCA withholding will be required at all under such agreements.

If FATCA withholding is required, none of BBVA, the trustee or any paying agent will pay any additional amounts with respect to any amounts so withheld. If any FATCA withholding is imposed by the United States, a beneficial owner of notes, ADSs or ordinary shares that is not a foreign financial institution may be entitled to a refund of amounts withheld by filing a U.S. federal income tax return. A beneficial owner of notes, ADSs, or ordinary shares that is a foreign financial institution will be able to obtain a refund of FATCA withholding imposed by the United States only to the extent an applicable income tax treaty with the United States entitles it to an exemption from, or reduced rate of, tax on the payment that was subject to FATCA withholding. Prospective investors and beneficial owners of notes, ADSs and ordinary shares should consult their tax advisers as to how these rules may apply to payments they receive under the notes, ADSs and ordinary shares and their ability to obtain a refund of any FATCA withholding.

BENEFIT PLAN INVESTOR CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Internal Revenue Code of 1986, (the “Code”), impose certain requirements on (a) employee benefit plans subject to Title I of ERISA, (b) individual retirement accounts, Keogh plans or other arrangements subject to Section 4975 of the Code, (c) entities whose underlying assets include “plan assets” by reason of any such plan’s or arrangement’s investment therein (we refer to the foregoing collectively as “Plans”) and (d) persons who are fiduciaries with respect to Plans. In addition, certain governmental, church and non-U.S. plans (“Non-ERISA Arrangements”) are not subject to Section 406 of ERISA or Section 4975 of the Code, but may be subject to other laws that are substantially similar to those provisions (each, a “Similar Law”).

In addition to ERISA’s general fiduciary standards, Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Plan and persons who have specified relationships to the Plan, i.e., “parties in interest” as defined in ERISA or “disqualified persons” as defined in Section 4975 of the Code (we refer to the foregoing collectively as “parties in interest”) unless exemptive relief is available under an exemption issued by the U.S. Department of Labor. Parties in interest that engage in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and Section 4975 of the Code. We and the underwriters, agents and dealers through which the securities described in this prospectus may be sold, and our and their current and future affiliates, may be parties in interest with respect to many Plans. Thus, a Plan fiduciary considering an investment in the securities described in this prospectus should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code. For example, the securities may be deemed to represent a direct or indirect sale of property, extension of credit or furnishing of services between us and an investing Plan which would be prohibited if we are a party in interest with respect to the Plan unless exemptive relief were available under an applicable exemption.

In this regard, each prospective purchaser that is, or is acting on behalf of, a Plan, and proposes to purchase the securities described in this prospectus, should consider the exemptive relief available under the following prohibited transaction class exemptions, or PTCEs: (A) the in-house asset manager exemption (PTCE 96-23), (B) the insurance company general account exemption (PTCE 95-60), (C) the bank collective investment fund exemption (PTCE 91-38), (D) the insurance company pooled separate account exemption (PTCE 90-1) and (E) the qualified professional asset manager exemption (PTCE 84-14). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide a limited exemption for the purchase and sale of securities and related lending transactions, provided that neither the issuer of the securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than adequate consideration in connection with the transaction (the so-called “service provider exemption”). There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the securities described in this prospectus.

Each purchaser or holder of a security covered by this prospectus, and each fiduciary who causes any entity to purchase or hold a security covered by this prospectus, shall be deemed to have represented and warranted, on each day such purchaser or holder holds such securities, that either (i) it is neither a Plan nor a Non-ERISA Arrangement and it is not purchasing or holding securities on behalf of or with the assets of any Plan or Non-ERISA arrangement; or (ii) its purchase, holding and subsequent disposition of such securities shall not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or any provision of Similar Law.

Fiduciaries of any Plans and Non-ERISA Arrangements should consult their own legal counsel before purchasing the securities described in this prospectus. We also refer you to the portions of the offering circular addressing restrictions applicable under ERISA, the Code and Similar Law.

Each purchaser of a security covered by this prospectus will have exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the security does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Law. Nothing herein shall be construed as a representation that an investment in the securities described in this prospectus would meet any or all of the relevant legal requirements with respect to investments by, or is appropriate for, Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

PLAN OF DISTRIBUTION

We may sell the securities being offered by this prospectus: (1) through selling agents; (2) through underwriters; (3) through dealers; and/or (4) directly to purchasers. Any of these selling agents, underwriters or dealers in the United States or outside the United States may include affiliates of ours. In addition, we may issue our ordinary shares (including in the form of ADSs) in a subscription rights offering to our existing shareholders.

We may designate selling agents from time to time to solicit offers to purchase these securities. We will name any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, and state any commissions we are to pay to that agent in the applicable prospectus supplement or term sheet. That agent will be acting on a reasonable efforts basis for the period of its appointment unless otherwise indicated in the applicable prospectus supplement or term sheet.

If we use any underwriters to offer and sell these securities, we will enter into an underwriting agreement with those underwriters when we and they determine the offering price of the securities, and we will include the names of the underwriters and the terms of the transaction, including the compensation the underwriters will receive, in the applicable prospectus supplement or term sheet.

If we offer our ordinary shares in a subscription rights offering to our existing shareholders, we may enter into a standby underwriting agreement with dealers acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

If we use a dealer to offer and sell these securities, we will sell the securities to the dealer, as principal, and will name the dealer and include the terms of the transaction in the applicable prospectus supplement or term sheet. The dealer may then resell the securities to the public at varying prices to be determined by that dealer at the time of resale.

Our net proceeds will be the purchase price in the case of sales to a dealer, the public offering price less the relevant discount in the case of sales to an underwriter or the purchase price less the relevant commission in the case of sales through a selling agent, in each case, less other expenses attributable to issuance and distribution.

Offers to purchase securities may be solicited directly by us, and the sale of those securities may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of those securities. The terms of any sales of this type will be described in the applicable prospectus supplement or term sheet.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act.

One or more firms, referred to as “remarketing firms”, may also offer or sell the securities, if the applicable prospectus supplement or term sheet so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us or any of our subsidiaries. These remarketing firms will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities. The applicable prospectus supplement or term sheet will identify any remarketing firm and the terms of its agreement, if any, with us or any of our subsidiaries and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters within the meaning of the Securities Act in connection with the securities they remarket.

Until the distribution of the securities is completed, rules of the SEC may limit the ability of underwriters and other participants in the offering to bid for and purchase the securities covered by the prospectus. As an exception to these rules, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of such securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, the underwriters may sell more securities than they are obligated to purchase in connection with the offering, creating a short position for their own accounts. A short sale is covered if the short position is no greater than the number or amount of securities available for purchase by the underwriters under any over-allotment option. The underwriters can close out a covered short sale by exercising the over-allotment option or purchasing such securities in the open market. In determining the source of securities to close out a covered short sale, the underwriters will consider, among other things, the open market price of such securities compared to the price available under any over-allotment option. The underwriters may also sell the securities covered by this prospectus in excess of any over-allotment option, creating a naked short position. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the offered securities in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the underwriters may bid for, and purchase, such securities or any other securities in the open market to stabilize the price of such securities or of any other securities. The underwriters also may impose a penalty bid on certain underwriters. This means that if the underwriters purchase the securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from the underwriters who sold those securities as part of the offering. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it was to discourage resales of the security. Any of these activities may raise or maintain the market price of such securities above independent market levels or prevent or retard a decline in the market price of such securities. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

Selling agents, underwriters, dealers and remarketing firms may be entitled under agreements with us to indemnification by us against some civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If so indicated in the applicable prospectus supplement or term sheet, we will authorize selling agents, underwriters or dealers to solicit offers by some purchasers to purchase securities from us at the public offering price stated in the applicable prospectus supplement or term sheet under delayed delivery contracts providing for payment and delivery on a specified date in the future. If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement or term sheet and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts. These contracts will be subject only to those conditions described in the applicable prospectus supplement or term sheet, and the applicable prospectus supplement or term sheet will state the commission payable for solicitation of these offers.

Any underwriter, selling agent or dealer utilized in the initial offering of securities will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

To the extent an initial offering of the securities will be distributed by an affiliate of ours, each such offering of securities will be conducted in compliance with the requirements of Financial Industry Regulatory Authority (“FINRA”) Rule 5121 regarding a FINRA member firm’s distribution of securities of an affiliate.

Underwriting discounts and commissions on securities sold in the initial distribution will not exceed 8% of the offering proceeds.

In the ordinary course of their respective businesses, the underwriters named in the applicable prospectus supplement or term sheet and their affiliates may have engaged and may in the future engage in various banking and financial services for and commercial transactions with us and/or our affiliates for which they received or will receive customary fees and expenses. In addition, affiliates of the underwriters may enter into interest rate swaps or other hedging transactions with us in connection with a particular offering of securities and may receive compensation in connection with that transaction.

VALIDITY OF THE SECURITIES

The validity of our securities, where applicable, and certain other matters of Spanish law will be passed upon for us by J&A Garrigues S.L.P., our Spanish counsel. Certain matters of U.S. federal and New York State law will be passed upon for us by Davis Polk & Wardwell LLP, our U.S. counsel, and for any underwriters or agents by Sidley Austin LLP, the underwriters’ U.S. counsel.

EXPERTS

The consolidated financial statements as of December 31, 2015, 2014 and 2013 and for each of the three years in the period ended December 31, 2015, incorporated by reference in this prospectus from BBVA’s 2015 Form 20-F, and the effectiveness of the BBVA Group internal control over financial reporting have been audited by Deloitte, S.L., an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

ENFORCEMENT OF CIVIL LIABILITIES

BBVA is a limited liability company (sociedad anónima) organized under the laws of Spain. Substantially all of our directors and executive officers, and certain of the experts named in this document, are not residents of the United States. All or a substantial portion of our assets and those persons are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon such persons with respect to matters arising under the Securities Act or to enforce against them judgments of courts of the United States predicated upon civil liability under the Securities Act. We are advised by Spanish legal counsel that there is doubt as to the enforceability in Spain in original actions or in actions for enforcement of judgments of U.S. courts, of liabilities predicated solely upon the securities laws of the United States. We have submitted to the non-exclusive jurisdiction of New York state and U.S. federal courts sitting in New York City for the purpose of any suit, action or proceeding arising out of or in connection with the senior notes and subordinated notes and have appointed Banco Bilbao Vizcaya Argentaria, S.A. New York Branch, as agent in New York City to accept service of process in any such action.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Indemnification under BBVA’s bylaws (estatutos) and Spanish law

Under Spanish law, BBVA’s current and former directors will be liable to BBVA and the shareholders and the creditors of BBVA for any damage they cause through acts contrary to the law or the bylaws, or acts carried out in breach of the duties inherent in the discharge of their office. No provision of BBVA’s bylaws provides for the indemnification of the directors with respect to such liabilities.

BBVA directors & officers insurance

BBVA maintains an insurance policy that protects its officers and directors from liabilities incurred as a result of actions taken in their official capacity associated with any civil, criminal or administrative process.

Item 9. Exhibits

Number	Description	Incorporated by Reference to Filings Indicated

1.1	Form of Underwriting Agreement for Ordinary Shares	**

1.2	Form of Underwriting Agreement for Senior Notes of BBVA	*

1.3	Form of Underwriting Agreement for Subordinated Notes of BBVA	*

3.1	Amended and Restated bylaws (Estatutos) of BBVA (English translation)	*

4.1	Form of Amended and Restated Deposit Agreement	Exhibit 1 to registration statement on Form F-6 (File No. 333-142862), filed on May 11, 2007

4.2	Senior Indenture among BBVA, as Issuer, and The Bank of New York Mellon, as Trustee	*

4.3	Form of Senior Notes of BBVA (included in Exhibit 4.2)	*

4.4	Subordinated Indenture among BBVA, as Issuer, and The Bank of New York Mellon, as Trustee	*

4.5	Form of Subordinated Notes of BBVA (included in Exhibit 4.4)	*

5.1	Opinion of J&A Garrigues S.L.P.	*

5.2	Opinion of Davis Polk & Wardwell LLP	*

12	Statement Regarding Computation of Ratios	*

23.1	Consent of Deloitte, S.L.	*

23.2	Consent of J&A Garrigues S.L.P. (included in Exhibit 5.1)

23.3	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.2)

24.1	Power of Attorney of BBVA (included in BBVA signature page)

25.1	Statement of Eligibility on Form T-1 of The Bank of New York Mellon, as Trustee under the senior indenture of BBVA	*

25.2	Statement of Eligibility on Form T-1 of The Bank of New York Mellon, as Trustee under the subordinated indenture of BBVA	*

*	Filed herewith.
**	To be filed by amendment or incorporated by reference to a subsequently filed Form 6-K.

Item 10. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(7)	That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8)	In the event that the securities being registered are to be offered to existing security holders pursuant to warrants or rights and any securities not taken by security holders are to be reoffered to the public, to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. The registrant further undertakes that if any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, the registrant shall file a post-effective amendment to set forth the terms of such offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Banco Bilbao Vizcaya Argentaria, S.A. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Spain, on July 28, 2016.

BANCO BILBAO VIZCAYA ARGENTARIA, S.A.

By:	/s/ Jaime Sáenz de Tejada Pulido
	Name:	Jaime Sáenz de Tejada Pulido
	Title:	Head of Finance

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each of the individuals whose signature appears below (whether as a member of the Board of Directors or officer of Banco Bilbao Vizcaya Argentaria, S.A., as authorized representative of Banco Bilbao Vizcaya Argentaria, S.A. or otherwise) constitutes and appoints Jaime Sáenz de Tejada Pulido, Erik Schotkamp, Antonio Joaquĺn Borraz Peralta, Francisco Javier Colomer Betoret and Raúl Moreno Carnero and each of them, his or her true and lawful attorneys-in-fact and agent, with full and several power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement or any registration statement in connection herewith that is to be effective upon filing pursuant to Rule 462 (b) under the Securities Act, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Francisco González Rodríguez	Group Executive Chairman	July 28, 2016
Francisco González Rodríguez

/s/ Carlos Torres Vila	Chief Executive Officer	July 28, 2016
Carlos Torres Vila

/s/ Tomás Alfaro Drake	Director	July 28, 2016
Tomás Alfaro Drake

/s/ José Miguel Andrés Torrecillas	Director	July 28, 2016
José Miguel Andrés Torrecillas

/s/ José Antonio Fernández Rivero	Director	July 28, 2016
José Antonio Fernández Rivero

/s/ Belén Garijo López	Director	July 28, 2016
Belén Garijo López

/s/ José Manuel González-Páramo Martínez-Murillo	Director	July 28, 2016
José Manuel González-Páramo Martínez-Murillo

Signature	Title	Date

/s/ Sunir Kumar Kapoor	Director	July 28, 2016
Sunir Kumar Kapoor

/s/ Carlos Loring Martínez de Irujo	Director	July 28, 2016
Carlos Loring Martínez de Irujo

/s/ Lourdes Máiz Carro	Director	July 28, 2016
Lourdes Máiz Carro

/s/ José Maldonado Ramos	Director	July 28, 2016
José Maldonado Ramos

/s/ José Luis Palao García-Suelto	Director	July 28, 2016
José Luis Palao García-Suelto

/s/ Juan Pi Llorens	Director	July 28, 2016
Juan Pi Llorens

/s/ Susana Rodríguez Vidarte	Director	July 28, 2016
Susana Rodríguez Vidarte

/s/ James Andrew Stott	Director	July 28, 2016
James Andrew Stott

/s/ Ricardo Gómez Barredo	Head of Global Accounting and Information Management	July 28, 2016
Ricardo Gómez Barredo

/s/ James Andrew Stott	Director	July 28, 2016
James Andrew Stott

/s/ Diego Crasny Zyman	Authorized Representative of Banco Bilbao Vizcaya Argentaria, S.A. in the United States	July 28, 2016
Diego Crasny Zyman

EXHIBIT INDEX

Number	Description	Incorporated by Reference to Filings Indicated

1.1	Form of Underwriting Agreement for Ordinary Shares	**

1.2	Form of Underwriting Agreement for Senior Notes of BBVA	*

1.3	Form of Underwriting Agreement for Subordinated Notes of BBVA	*

3.1	Amended and Restated bylaws (Estatutos) of BBVA (English translation)	*

4.1	Form of Amended and Restated Deposit Agreement	Exhibit 1 to registration statement on Form F-6 (File No. 333-142862), filed on May 11, 2007

4.2	Senior Indenture among BBVA, as Issuer, and The Bank of New York Mellon, as Trustee	*

4.3	Form of Senior Notes of BBVA (included in Exhibit 4.2)	*

4.4	Subordinated Indenture among BBVA, as Issuer, and The Bank of New York Mellon, as Trustee	*

4.5	Form of Subordinated Notes of BBVA (included in Exhibit 4.4)	*

5.1	Opinion of J&A Garrigues S.L.P.	*

5.2	Opinion of Davis Polk & Wardwell LLP	*

12	Statement Regarding Computation of Ratios	*

23.1	Consent of Deloitte, S.L.	*

23.2	Consent of J&A Garrigues S.L.P. (included in Exhibit 5.1)

23.3	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.2)

24.1	Power of Attorney of BBVA (included in BBVA signature page)

25.1	Statement of Eligibility on Form T-1 of The Bank of New York Mellon, as Trustee under the senior indenture of BBVA	*

25.2	Statement of Eligibility on Form T-1 of The Bank of New York Mellon, as Trustee under the subordinated indenture of BBVA	*

*	Filed herewith.
**	To be filed by amendment or incorporated by reference to a subsequently filed Form 6-K.